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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIO LAB NATURALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or jurisdiction of incorporation or organization)	7312 (Primary Standard Industrial Classification Code Number)	84-2288662 (I.R.S. Employer Identification No.)

7400 E. Crestline Circle, Suite #130, Greenwood Village, CO 80111 / Phone 720-273-0433

(Address and telephone number of principal executive offices)

W. Edward Nichols, Chief Executive Officer

7400 E. Crestline Circle, Suite #130, Greenwood Village, CO 80111 / Phone 720-273-0433

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman, Attorney at Law

P.O. Box 1839, Arvada, CO 80001 / phone (720) 530-6184 / malattyco@aol.com

and

Christen Lambert, Attorney at Law /(919) 473-9130

Christen@ChristenLambertLaw.com

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer	[___]	Smaller reporting company	[_X_]
		Emerging growth company	[_X_]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock by Selling Shareholders	9,690,999	$0.292	$2,829,771.71	$367.30 (2)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 ("the Securities Act") based on the average of the 5-day average of the closing price of the common stock on September 21 , 2020 as reported on the OTC Pink .
(2)	$503.16 was paid with original registration statement on Form S-1 filed with the Securities and Exchange Commission on July 2, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, dated September 22 , 2020

BIO LAB NATURALS, INC.

9,690,999 shares of common stock of selling shareholders

We are registering securities listed for sale on behalf of selling shareholders: 9,690,999 shares of Common Stock.

We will not receive any proceeds from sales of shares by selling shareholders.

Our selling shareholders plan to sell common shares at market prices for so long as our Company is quoted on OTC Pink and as the market may dictate from time to time. There is a limited market for the common stock, as traded on the OTC Pink (“BLAB”) at $ 0.292 in the past 5 days.

Title	Price Per Share
Common Stock	$ 0.292 *

*Five-day average market price (September 14, 2020 – September 21, 2020)

Our security holders may sell their securities on the OTC Pink at a fixed price $ 0.292 , unless and until we achieve OTCQB listing and maintain such listing after which time our selling shareholders may sell at market prices or at any price in privately negotiated transactions. An amendment will be filed with the SEC at a later date if OTCQB listing is achieved.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 5 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See “Description of Securities – Shares”).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is September 22 , 2020.

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ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Our Company

Bio Lab Naturals, Inc. (“We,” “us,” “our,” “Bio Lab,” or “BLAB”), is incorporated in the State of Delaware with operations located in Denver, Colorado providing large screen outdoor presentation and advertising.

CORPORATE HISTORY

Our predecessor,Vyta Corp, was incorporated in Nevada in June 1996. Until June 2009, Vyta Corp, through its wholly owned subsidiary BioAgra, LLC, was involved in the sale and manufacturing of a natural additive for use in the animal feed industry. On May 15, 2009, Vyta Corp ceased its operational activities. On June 30, 2009, Vyta Corp filed a Form 15-15D, with the Securities and Exchange Commission (“SEC”) to cease its filing obligations under the Securities Act of 1934. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010, and through a holding company reorganization reorganized as Bio Lab Naturals, Inc. (the “Company or “Bio Lab”). Its predecessor was divested as a subsidiary.

The Company changed its year end from June 30th to December 31st and, therefore the consolidated financial statements represent a short year as of and for the period July 1, 2019 (Inception) through December 31, 2019.

Reorganization Activities

On August 20, 2010, Vyta Corp (Nevada) executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware). As a result of the merger the Company’s corporate domicile moved from Nevada to Delaware. On September 16, 2010, Vyta Corp and its wholly owned subsidiaries, 10 Vyta, Inc., with Bio Lab Naturals, Inc. entered into a Holding Company Reorganization/Merger Transaction pursuant to Delaware Statute 251(g), whereby the Company was reorganized with 10 Vyta, Inc., with Bio Lab Naturals, Inc. being the survivor holding company, and 10 Vyta was divested thereafter. The shareholders of the Company became the shareholders of Bio Lab Naturals, Inc. (hereinafter the “Company”) with no change in the number of shares.

In 2010, the Company executed a merger with Bio Protein, Inc. As part of the merger, the Company exchanged 40 shares of its outstanding common stock for one share of Bio Protein, Inc. (Colorado.) This merger was rescinded April 10, 2013 and 6,868,260 shares were agreed to be cancelled. The name was changed back to Vyta Corp, but such was changed back to Bio Lab Naturals, Inc. when there failed to be shareholder approval.

The Company agreed to a merger with Set Net Global, Inc. in 2015 and changed its name, but the merger was never completed and the name was returned to Bio Lab Naturals, Inc.

On December 31, 2019, Bio Lab Naturals, Inc., PTL Acquisition Sub, Inc. (“PTL Acquisition Sub”), a wholly-owned subsidiary of Bio Lab Naturals, Inc., domiciled in Colorado and Prime Time Live, Inc. (“PTL”), a Colorado corporation entered into a Plan of Reorganization. PTL Acquisition Sub merged with PTL where PTL Acquisition Sub became the surviving entity in exchange for one share of the Company’s common stock being issued for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. A total of 6,931,061 shares of the Company’s common stock were cancelled. PTL Acquisition Sub changed its name to Prime Time Live, Inc.

On September 17, 2019, PTL was incorporated in the State of Colorado and effective October 11, 2019, acquired all of the event services business of Prime Time Mobile Event Screens LLC (“PTMVES”) in exchange for PTL issuing 350,000 shares of its common stock to the owner of PTMVES. The transaction was accounted for by PTL as an acquisition of a business under ASC 805. Both PTL and PTMVES financial statements are included as part of this registration statement and they reflect the historical operations of the event services business that was acquired by the Company.

Our executive offices are located at 7400 E. Crestline Circle, Suite #130, Greenwood Village, CO 80111 and the telephone number is (720) 273-0433. We maintain a website at www.primetimeliveevents.com, and such website is not incorporated into or a part of this filing.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion of revenue during our last fiscal year, we qualify as an emerging growth company as defined in the JOBS Act, and we may remain an emerging growth company for up to five years from the date of the first sale in this offering.

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However, if certain events occur prior to the end of such five-year period, including if we become a large accelerated filer, our annual gross revenue exceeds $1.07 billion, or we issue more than $1.07 billion of non-convertible debt in the past three-year period or become a large accelerated filer as defined in Exchange Act Rule 12b-2, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. Emerging growth companies are permitted:

•	To include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation;

•	To provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years;

•	Not to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b);

•	To defer complying with certain changes in accounting standards; and

•	To use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Summary of Financial Information

The following tables set forth, for the periods and as of the dates indicated, our summary financial data. The statements of operations for the three and six months ended June 30, 2020, and the balance sheet data as of June 30, 2020 are derived from our unaudited condensed financial statements. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year. The statements of operations for the period July 1, 2019 (Inception) through December 31, 2019, and balance sheet data as of December 31, 2019, are derived from our audited financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future.

The Company changed its year end from June 30th to December 31st and, therefore the consolidated financial statements as of and for the period July 1, 2019 (Inception) through December 31, 2019 represents a short year.

		July 1, 2019 (Inception) through
	June 30,	December 31,
	2020	2019
Total Assets	$384,573	$243,063
Current Liabilities	$30,781	$22,170
Stockholders’ Equity	$353,792	$220,893

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	Six Months Ended June 30, 2020 (Unaudited)	July 1, 2019 (Inception) through December 31, 2019 (Audited)
Revenues	$0	$0
Net Loss	$(151,601)	$(1,909,107)

At June 30, 2020, the accumulated deficit was $(35,319,671). At December 31, 2019, the accumulated deficit was ($35,168,070). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

CORPORATE ORGANIZATION CHART

BIO LAB NATURALS, INC. (a Delaware corporation)

Prime Time Live, Inc. (a wholly-owned subsidiary) (a Colorado corporation)

The Offering

We are registering securities listed for sale on behalf of selling shareholders: 9,690,999 shares of Common Stock.

Our common stock, only, will be transferable immediately upon the effectiveness of the Registration Statement. (See “Description of Securities”)

Common shares outstanding before this offering	10,753,504
Maximum common shares being offered by our existing selling shareholders	9,690,999
Maximum common shares outstanding after this offering	10,753,504

We are authorized to issue 200,000,000 shares of common stock with a par value of $0.0001 and 5,000,000 shares of preferred stock with a par value of $0.0001. Our current shareholders, officers and directors collectively own 10,753,504 shares of restricted common stock as of this date. Our shares being registered were issued in the following amounts and at the following prices:

Number of Shares	Original Consideration	Issue Price Per Share
9,690,999	Private Placements, Private Purchases, Services and Cash	$0.0001 - $0.30

Currently there is a limited public trading market for our stock on OTC Pink under the symbol “BLAB.” We are in process of uplisting to OTCQB.

Forward Looking Statements

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors." Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

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RISK FACTORS RELATED TO OUR BUSINESS

WE HAVE AN EVOLVING BUSINESS MODEL.

As event production evolves, so will our business model. We may continue to try to offer additional types of products or services, and we cannot offer any assurance that any of them will be successful. From time to time we may also modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

OUR SUCCESS WILL DEPEND, TO A LARGE DEGREE, ON THE EXPERTISE AND EXPERIENCE OF THE MEMBERS OF OUR MANAGEMENT TEAM.

We will rely exclusively on the skills and expertise of our management team in conducting our business. Our management team has experience in identifying, evaluating and acquiring prospective businesses for which we may ultimately enter a joint venture, but there is no assurance our managements assessments will be successful in any joint venture. Accordingly, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.

We will be wholly dependent for the selection, structuring, closing and monitoring of all of our investments on the diligence and skill of our management team, under the supervision of our Board of Directors. There can be no assurance that we will attain our investment objective. The management team will have primary responsibility for the selection of companies to which we will finance, the terms and the monitoring of such investments after they are made. However, not all of the management team will devote all of their time to managing the Company. These factors may affect our profitability.

We have limited resources and limited operating history.

OUR OPERATIONS AS AN EVENT SERVICE PROVIDER MAY AFFECT OUR ABILITY TO, AND THE MANNER IN WHICH, WE RAISE ADDITIONAL CAPITAL, WHICH MAY EXPOSE US TO RISKS.

Our business will require a substantial amount of capital to market our services and then provide the services to clients in order to generate revenues. Our revenues may not be paid until 30-45 days after providing services. We may acquire additional capital from the issuance of senior securities, including borrowings or other indebtedness, or the issuance of additional shares of our common stock. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities, other evidences of indebtedness or preferred stock, and we may borrow money from banks or other financial institutions, which we refer to collectively as "senior securities". If the value of our businesses decline, we may be unable to satisfy loan requirements. If that happens, we may be required to reduce operations and repay a portion of our indebtedness at a time when such reduction may be disadvantageous. As a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, the preferred stock would rank "senior" to common stock in our capital structure. Preferred stockholders would have separate voting rights and might have rights, preferences, or privileges more favorable than those of our common stockholders. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, then the percentage ownership of our stockholders at that time will decrease.

WE ARE DEPENDENT UPON OUR PART-TIME MANAGEMENT FOR OUR SUCCESS WHICH IS A RISK TO OUR INVESTORS.

Our lack of full-time management may be an impediment to our business achievement. Without full-time officers, we may not have sufficient devoted time and effort to find successful loan prospects, additional capital, or manage our loan portfolio, which could impair our ability to succeed in our business plan and could cause investment in our Company to lose value.

WE HAVE A LIMITED AMOUNT OF FUNDS AVAILABLE FOR INVESTMENT IN VENTURES AND AS A RESULT OUR VENTURES MAY LACK DIVERSIFICATION.

Based on the amount of our existing available funds, it is unlikely that we will be able to commit our funds to a large number of ventures. Prospective investors should understand that our venture investments are not, and in the future may not be, substantially diversified. We may not achieve the same level of diversification as larger entities engaged in similar activities. Therefore, our assets may be subject to greater risk of loss than if they were more widely diversified. The loss of one or more of our limited number of investments could have a material adverse effect on our financial condition.

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WE HAVE A LACK OF REVENUE HISTORY AND STOCKHOLDERS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE HAVE A LIMITED OPERATING HISTORY.

During the period of inception through our merger with Prime Time Live, Inc. on December 31, 2019, we did not recognize revenues. We are not profitable. We must be regarded as a new venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject. Prime Time Live, Inc. had historical revenues as part of its event services business that was acquired by the Company as reflected in PTL’s and Prime Time Mobile Video Event Screens LLC’s attached financial statements.

WE ARE NOT DIVERSIFIED, AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS, EVENT SERVICE PROVIDER.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the event services industry and therefore increase the risks associated with our operations due to lack of diversification.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR STOCKHOLDERS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to general and administrative operations and legal and accounting and could exceed $1,000,000 in the next twelve months. Such funds are not currently committed, and we have cash of approximately $60,000 as of the date of this filing.

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carry out our business plan in the event production industry. Our ultimate success depends upon our ability to raise additional capital. We are investigating the availability, sources, and terms that might govern the acquisition of additional capital.

We have no commitment at this time for additional capital. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES/UNITS WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current stockholders, which could present significant risks to stockholders.

WE HAVE AUTHORIZED AND DESIGNATED CLASS A PREFERRED SUPER MAJORITY VOTING CONVERTIBLE STOCK, WHICH HAVING VOTING RIGHTS OF 60% TO OUR COMMON STOCK AT ALL TIMES.

Class A Preferred Super Majority Voting Convertible Stock (the “Class A Preferred”) of which 500,000 shares of preferred stock have been authorized for the class. The Class A Preferred are to have super majority voting rights over common stock voting 60% at all times. At this time, all shares of the Class A Preferred have been issued to W. Edward Nichols, our CEO, and one of our directors and the M.A. Littman Defined Benefit Plan.

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OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN AND MAY RECEIVE COMPENSATION FROM OUR PARENT COMPANY.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring a business opportunity from any affiliate or officer or director. Our current officers and directors also currently serve other companies and as such may present conflicts due to lack of full-time attention to the Company. We intend to diversify and/or expand our Board of Directors in the future.

None of our Officers and Directors has any interest in any competitive business to ours or any service provider to our Company. The other businesses in which our officers and directors now participate have no relation to our business, do not compete with our business and do not supply services, materials, or technology to our business. We see the primary conflict as one of necessary time devoted to the Company business and internal controls and procedures for accounting for our quarterly and annual reports under Section 13(a) of the Securities Exchange Act of 1934, which must be filed timely under the section and quarterly reviews and annual audits by our auditors which require adequate record keeping.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY DELAWARE STATUTES.

Delaware General Corporation Laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS’ LIABILITY TO US AND STOCKHOLDERS IS LIMITED

Delaware General Corporation Laws exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

We have no full-time employees which may impede our ability to carry on our business. Our officers are independent consultants who devote up to 10 hours per week to Company business. The lack of full-time employees may very well prevent the Company’s operations from being efficient, and may impair the business progress and growth, which is a risk to any investor.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

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We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION FROM SIMILAR SERVICE PROVIDERS.

We expect to encounter competition from other entities having similar business objectives, some of whom may have greater resources than us. Virtually all of our competitors will have a competitive advantage and are much larger. The need to compete for investment opportunities may make it necessary for us to offer clients attractive transaction terms than otherwise might be the case. We anticipate being a co-investor with other venture capital groups, and these relationships with other groups may expand our access to business opportunities.

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES.

As of June 30, 2020, we had an accumulated deficit of $(35,319,671) and as of December 31, 2019, we had an accumulated deficit of $(35,168,060).

As a result of these, among other factors, we received from our registered independent public accountants in their report of the financial statements as of and for the period July 1, 2019 (Inception) through December 31, 2019, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES.

We have no sources of income at this time and insufficient assets to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity, we shall be unable to meet our ongoing operating expenses. However, as noted elsewhere in the registration statement, we were able to sell equity in our Company during the second quarter of 2020 and receive proceeds in the amount of $262,000. On a longer-term basis, we may seek to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that these events will be successfully completed.

BECAUSE INSIDERS CONTROL OUR ACTIVITIES, THAT MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO THEM AND NOT TO OUTSIDE SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our officers, directors, and holders of 5% or more of our issued and outstanding common stock beneficially own approximately 48% of our issued and outstanding common stock and the Super Majority Voting Class A Preferred Stock votes 60% at all times until redeemed. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay

8

or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our Company that you might view favorably.

OUR TWO OFFICERS AND FOUR DIRECTORS HAVE THE ABILITY TO EFFECTIVELY CONTROL SUBSTANTIALLY ALL ACTIONS TAKEN BY STOCKHOLDERS.

Mr. Nichols and Mr. Avey, the officers, and Mr. Nichols, Mr. Avey, Mr. Smiley, Sr. and Mr. Ostler, directors of the Company control in excess of 5.00% of our issued and outstanding common stock and with the Class A Super Majority voting stock (held by Mr. Nichols, officer and director) are able to effectively control substantially all actions taken by our stockholders, including the election of directors. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control that might otherwise be beneficial to stockholders and may also discourage the market for our stock due to the concentration.

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

THE INABILITY OF OUR COMPANY TO ADEQUATELY EXECUTE OUR GROWTH OR EXPANSION STRATEGIES WOULD HAVE A NEGATIVE IMPACT ON OUR COMPANY VALUE.

The possibility that our Company will not be able to fully carry out or execute on its expansion or growth plans presents significant risk. Our success will ultimately depend on the success of our marketing. If our intended expansion or growth plan does not come to fruition or is otherwise impeded, or is unprofitable, we may not be able to stay in business or have any value.

 RISK FACTORS RELATED TO OUR STOCK

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

Cash flows generated from operating activities were not enough to support all working capital requirements for the six months ended June 30, 2020 and the period July 1, 2019 (Inception) through December 31, 2019. Financing activities described below, have helped with working capital and other capital requirements. We incurred $(151,601) and $(1,909,107), respectively, in losses, and we used $123,896 and $25,000, respectively, in cash for operations for the six months ended June 30, 2020 and the period July 1, 2019 (Inception) through December 31, 2019, Cash flows from financing activities were $280,305 and $25,000, respectively for the same periods. These factors cause substantial doubt about our ability to continue as a going concern for a period of one year from the issuance of these financial statements.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

Our sources of capital are loans and sales of equity from common or preferred stock. We have no commitments for loans or equity sales at this date.

WE MAY IN THE FUTURE ISSUE MORE SHARES OF COMMON STOCK WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

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WE CAN ISSUE FUTURE SERIES OF SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF COMMON SHAREHOLDERS.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See “Conflicts of Interest” at page 38 )

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY DELAWARE GENERAL CORPORATION LAW

Delaware General Corporation Laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS’ LIABILITY TO US AND SHAREHOLDERS IS LIMITED.

Delaware General Corporation Laws exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

OUR STOCK PRICES IN THE MARKET MAY BE VOLATILE.

The value of our Common stock following this offering may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	quarterly variations in our results of operations or those of our competitors;
•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
•	disruption to our operations or those of other sources critical to our operations;
•	the emergence of new competitors or new technologies;
•	our ability to develop and market new and enhanced products on a timely basis;
•	seasonal or other variations in our subscriber base;
•	commencement of, or our involvement in, litigation;
•	availability of additional spectrum;
•	dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;
•	changes in our board or management;
•	adoption of new or different accounting standards;
•	changes in governmental regulations or in the status of our regulatory approvals;
•	changes in earnings estimates or recommendations by securities analysts; and
•	general economic conditions and slow or negative growth of related markets.
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In addition, the stock market in general, and the market for shares of event companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We expect the value of our common stock will be subject to such fluctuations.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY WITHOUT SUBSTANTIAL ADDITIONAL CAPITAL. ANY SUCH FAILURE MAY ADVERSELY AFFECT THE BUSINESS AND RESULTS OF OPERATIONS.

Unless we can generate revenues sufficient to implement our business plan, we will need to obtain additional financing through debt or bank financing, or through the sale of shareholder interests to execute our business plan. We expect to need $1,000,000 in the next twelve months in capital or loans to expand our plans and operations. We may not be able to obtain this financing at all. We have not sought commitments for this financing, and we have no terms for either debt or equity financing, and we realize that it may be difficult to obtain on favorable terms. Moreover, if we issue additional equity securities to support our operations, Investor holdings may be diluted. Our business plans are at risk if we cannot continually achieve additional capital raising to complete our plans.

WE MAY BE UNABLE TO COMPETE WITH LARGER, MORE ESTABLISHED COMPETITORS.

The market for providing large screen display and advertising services is competitive. We expect competition to intensify in the future. Many of our potential competitors have longer operating histories, larger customer bases, greater recognition and significantly greater resources. As a result, competitors may be able to respond more quickly to emerging technologies, trends, and changes in customer requirements than we can. The continuous and timely introduction of competitively priced services offerings into the market is critical to our success, and there can be no assurance that we will be able to introduce such services offerings. We may not be able to compete successfully against competitors, and the competitive pressures we face may have an adverse effect on our business.

A LIMITED PUBLIC MARKET EXISTS FOR OUR COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is a limited public market for our common stock, and no assurance can be given that a market will continue or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should continue, the price may be highly volatile. Factors such as those discussed in the “Risk Factors” section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to affect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

OUR STOCK WILL, IN ALL LIKELIHOOD, BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock may be thinly-traded. We are a small Company which is relatively unknown to stock analysts, stock brokers, institutional stockholders and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage Company such as ours or purchase or recommend the purchase of any of our securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give stockholders no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a “penny stock” company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions

11

covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements, specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

WE WILL PAY NO DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE FUTURE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 9,690,999 new shares that are freely tradable and therefor available for sale, in market or private transactions.

Unrestricted sales of 9,690,999 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

OUR STOCKHOLDERS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to Bio Lab Naturals, Inc. stockholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

ANY NEW POTENTIAL INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF EXISTING INVESTOR’S INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

COVID-19 EFFECTS ON THE ECONOMY MAY NEGATIVELY AFFECT OUR COMPANY BUSINESS.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus.

As the COVID-19 pandemic is complex and rapidly evolving, the Company's business has been and will be negatively affected for a sustained time frame. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

The restrictions on crowds, gatherings, crowd sizes and travel have absolutely negatively impacted our business which relies upon social, sports and entertainment event gatherings to service. COVID-19 has impacted our revenue by 100% for approximately the last six months and has recently begun some recommencement of our services.

The continuation of COVID-19 related restriction or impacts on social, sports and entertainment gatherings has and will impact our revenues negatively and such lack of business raises substantial doubt about our ability to grow, maintain, and expand our busines and generate revenues sufficient to sustain our operations as planned (See expanded COVID-19 impact discussion under “Ongoing Assessment of the Impact of COVID-19” – Operations, Liquidity, and Capital Resources on pages 23-25).

WE CAN ISSUE SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF COMMON SHAREHOLDERS.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

WE WILL BECOME A REPORTING COMPANY UPON THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

We will become subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, after the effectiveness of this offering, pursuant to Section 15d of the Securities Act and we intend to be registered under Section 12(g). As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations

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thereunder. As a result, we will be subject to legal and accounting expenses that private companies are not subject to and this could affect our ability to generate operating income.

ITEM 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares being registered on behalf of our selling shareholders.

We may raise additional funds through a placement of shares of our common stock. At this time, there is no committed source for such funds and we cannot give any assurances of being able to raise such funds. We will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

The monies we have raised thus far from private placements to our current shareholders as reflected in the attached financial statements is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $100,000.

ITEM 5. DETERMINATION OF OFFERING PRICE

We have a limited established market for our common stock as quoted on the OTC Pink under the symbol “BLAB.” We are in the process of uplisting to the OTCQB.

Our selling shareholders plan to sell shares at a fixed price until and unless we become listed on the OTCQB and then such market prices as the market may dictate from time to time, or in private transactions.

Title	Per Share *
Common Stock	$ 0.292

* 5 day average closing price (September 14, 2020 – September 21, 2020)

Our security holders may sell their securities on the OTC Pink at a fixed price as shown, unless and until we achieve OTCQB listing and maintain such listing after which time our selling shareholders may sell at market prices or at any price in privately negotiated transactions. An amendment will be filed with the SEC at a later date if OTCQB listing is achieved .

As of September 22 , 2020, there were 10,753,504 shares of common stock issued and outstanding.

The market share price likely bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value.

ITEM 6. DILUTION

The following table sets forth with respect to existing shares being offered and under this registration, the number of our shares of common stock offered by shareholders, the percentage ownership of such shares, and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

	Shares being offered for resale		Net tangible book value
	Number	Percent (1)	/Share (2)
Existing Shareholders whose shares are being registered	9,690,999	90.12%	($0.033)

(1)	Percentage relates to total percentage of shares to be registered for existing shareholders.

(2)	Based upon net tangible book value at June 30, 2020.

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the net tangible book value of shares held by existing stockholders is lower than the offering price offered to resale investors.

As of June 30, 2020 and December 31, 2019, the net tangible book value of our stock was ($0.033) and ($0.023) per share, respectively.

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ITEM 7. SELLING SECURITY HOLDERS

The selling shareholders obtained their shares of our stock in the following transactions:

Number of Shares	Original Consideration	Issue Price Per Share
9,690,999	Private Placements, Private Purchases, Services and Cash	$0.0001 - $0.30

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

(a)	All of the securities listed below are being registered in this Registration Statement.

COMMON SHARES

Name	Common Shares Held by Each Shareholder Before Offering	Common Shares to be Registered	Percent Owned Before Offering (1)	Shares Owned After Offering (5)	Percent Owned After Offering (%) (5)

Kenneth Helfer (6)	350,000	350,000	3.25%	0	0%
Darrell Avey (2)(4)(6)	270,000	270,000	2.51%	0	0%
NextWave Development Group LLC (3)(6)	395,000	395,000	3.67%	0	0%
Bleu Ridge Consultants, Inc. (3)(6)	205,000	205,000	1.91%	0	0%
Dave Crowley	30,000	30,000.28%		0	0%
Chad Stephens	25,000	25,000.23%		0	0%
Gunslinger Capital Group, LLC (3)(6)	50,000	50,000.46%		0	0%
Joe McShane Jr. (6)	40,000	40,000.37%		0	0%
Village Partners, LLC (3)(6)	100,000	100,000.92%		0	0%
Tyler J. Brasel (6)	50,000	50,000.46%		0	0%
MJ Brasel, LLC (3)(6)	500,000	500,000	4.64%	0	0%
Brasel Family Holdings Trust (3)	650,000	650,000	6.04%	0	0%
Scott Owen	55,000	55,000.52%		0	0%
Joe Logsdon (6)	100,000	100,000.92%		0	0%
Joe Bruno (6)	40,000	40,000.37%		0	0%
Michael B. Owens (6)	200,000	200,000	1.85%	0	0%
Paul Dragul or Paulette Dragul (6)	50,000	50,000.46%		0	0%
William Bossung (6)	1,805,000	1,805,000	16.78%	0	0%
David Graham (6)	90,000	90,000.83%		0	0%
Maurice W. Hansen Trust (3)(6)	50,000	50,000.46%		0	0%
Jay Decker (6)	100,000	100,000.92%		0	0%
Logan Decker (6)	100,000	100,000.92%		0	0%
James Jenkens (6)	15,000	15,000.14%		0	0%
Kyle Israel	200,000	200,000	1.85%	0	0%
Shelton Decker (6)	100,000	100,000.92%		0	0%
Jeremy Ostler (2)(4)(6)	80,000	80,000.74%		0	0%
David L. Hayes (6)	70,000	70,000.65%		0	0%
Calvin D. Smiley Sr. (2)(4)	50,000	50,000.46%		0	0%
Ben Coates (6)	100,000	100,000.92%		0	0%
Mike & Susan McShane (6)	90,000	90,000.83%		0	0%
John & Loretta McShane (6)	140,000	140,000	1.30%	0	0%

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Jeffrey P. Ploen	160,000	160,000	1.48%	0	0%
Coronado Ventures Number One (3)	80,000	80,000.74%		0	0%
Janet Brasel	190,000	190,000	1.75%	0	0%
First Capital Properties (3)	200,000	200,000	1.85%	0	0%
Causeway LLC (3)	300,000	300,000	2.78%	0	0%
Mathis Family Partners (3)	25,000	25,000.23%		0	0%
Charitable Remainder Trust Of Susan Anne Brasel (3)	100,000	100,000.92%		0	0%
La Mirage Trust (3)	50,000	50,000.46%		0	0%
Justin T. Brasel	50,000	50,000.46%		0	0%
Theodore Block (6)	20,000	20,000.18%		0	0%
High Speed Aggregate, Inc. (3)	800,000	800,000	7.43%	0	0%
Zhuge Liang, LLC (3)	116,000	116,000	1.06%	0	0%
San Gabriel Fund, LLC (3)	160,000	160,000	1.48%	0	0%
JMW Fund, LLC (3)	320,000	320,000	2.95%	0	0%
Richland Fund, LLC (3)	320,000	320,000	2.95%	0	0%
Justin Yorke	33,333	33,333.30%		0	0%
JPG Investments (3)	33,333	33,333.30%		0	0%
Christopher Bragg	33,333	33,333.30%		0	0%
W. Edward Nichols (2) (4) (7)	200,000	200,000	1.85%	0	0%
Michael A. Littman Atty Defined Benefit Plan (4) (7)	400,000	400,000	3.72%	0	0%
TOTAL	9,690,999	9,690,999	90.12%	0	0%

(1)	Based upon 10,753,504 shares of common stock issued and outstanding at September 22 , 2020. Certain shareholders not included in total above are due to small amounts. Series A Preferred Convertible for 1,000,000 common shares are not included in the total shares of common stock.
(2)	Officer and/or director of our Company.
(3)	The individuals have voting control for the entities noted in the list below (b).
(4)	We are registering a total of 1,000,000 shares of common stock in which our officers/directors and control shareholders are considered to have beneficial ownership.
(5)	Assumes resale of all shares registered for resale.
(6)	Material Relationships (PTL). All shareholders marked with (6) were shareholders of predecessor, Prime Time Live, Inc.
(7)	Material Relationships (Bio Lab Naturals, Inc.). W. Edward Nichols has been CEO and director (since 2015) of Bio Lab Naturals, Inc. Michael A. Littman has been a shareholder and legal counsel to Bio Lab Naturals, Inc. since 2013 and has owned shares since 2010.

(b) The table below shows the person with voting control for the entities listed in (a) above.

Name of the Entity	Person With Voting Control	Number of Common Shares Being Registered	Affiliate of Company?

NextWave Development Group LLC	Justin T. Brasel	395,000	No
Bleu Ridge Consultants, Inc.	Timothy J. Brasel	205,000	Yes
Gunslinger Capital Group, LLC	Matt Gregarek	50,000	No
Village Partners, LLC	George Lee	100,000	No
MJ Brasel, LLC	Susan A. Brasel	500,000	Yes
Brasel Family Holdings Trust	Susan A. Brasel	650,000	Yes
Maurice W. Hansen Trust	Wayne Hanson	50,000	No
Coronado Ventures Number One	Matt Gregarek	80,000	No
First Capital Properties	Jim Sjoerdsma	200,000	No
Causeway LLC	Susan A. Brasel	300,000	Yes
Mathis Family Partners	Valerie Mathis	25,000	No
Charitable Remainder Trust Of Susan Anne Brasel	Timothy J. Brasel	100,000	Yes
La Mirage Trust	Timothy J. Brasel	50,000	Yes
High Speed Aggregate, Inc.	Jeffrey P. Ploen	800,000	Yes
Zhuge Liang, LLC	Aaron A. Grunfeld	116,000	No
San Gabriel Fund, LLC	Justin W. Yorke	160,000	No
JMW Fund, LLC	Justin W. Yorke	320,000	No
Richland Fund, LLC	Justin W. Yorke	320,000	No
JPG Investments	John McGrain	33,333	No
Michael A. Littman Atty Defined Benefit Plan	Michael A. Littman	400,000	Yes
TOTAL		4,854,333

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ITEM 8. PLAN OF DISTRIBUTION

Upon effectiveness of this amendment to the registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at a fixed price as shown, unless and until we achieve OTCQB listing and maintain such listing after which time our selling shareholders may sell at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9. DESCRIPTION OF SECURITIES

The securities being registered and/or offered by this Prospectus are common shares.

Common Stock

The Company is presently authorized to issue two hundred million (200,000,000) shares of its $0.0001 par value common shares. A total 10,753,504 common shares are issued and outstanding as of September 22 , 2020.

All shares, when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special Stockholders' meetings may be called by the Officers or Directors, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any Stockholders' meeting for each share they own as of the record date set by the Board of Directors. There is no quorum requirement for Stockholders’ meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Stockholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to the Company's Articles of Incorporation and its By-Laws as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Board of Directors without notice to the Stockholders may amend the By-Laws. The shares of the Company do not have cumulative voting rights, which mean that the holders of more than fifty percent (50%) of the shares voting for election of Directors may elect all the Directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of Directors may not be able to elect any Director.

Preferred Stock

The Company is presently authorized to issue Five Million (5,000,000) shares of its $0.0001 par value Preferred Stock. A total of 500,000 shares of Class A Preferred Convertible Super Majority Voting Stock are issued and outstanding as of September 22 , 2020.

Class A Preferred Convertible Super Majority Voting Stock

The Certificate of Incorporation of the Company authorizes the issuance of up to five million (5,000,000) shares of Preferred Stock, $0.0001 par value per share (herein, “Preferred Stock” or “Preferred Shares”), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of the Preferred Shares in one (1) or more Class or classes and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each Class to be issued. The Board authorized Five Hundred Thousand (500,000) of the Five Million (5,000,000) authorized shares of Preferred Stock of the Company to be designated Class A Preferred Convertible Super Majority Voting Stock, $0.0001 par value per share (herein, “Class A Preferred” or “Class A Preferred Convertible Stock”), and shall possess the rights and preferences set forth below:

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Rank. The Class A Preferred Convertible Stock shall rank: (i) senior to any other class or Class of outstanding Preferred Shares or Class of capital stock of the Company; (ii) prior to all of the Company's common stock, ("common stock"); and (iii) prior to any other class or Class of capital stock of the Company hereafter created "Junior Securities"); and in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

Dividends. The Class A Preferred Convertible Stock shall bear no dividends, except that in the event dividends are declared for common stock, the same rate of dividend per share shall be due and payable to the Class A Preferred shareholders on the same terms.

Liquidation / Merger Preference.

(a)       So long as a majority of the shares of Class A Preferred authorized are outstanding, the Company will not, without the written consent of the holders of at least 51% of the Company’s outstanding Class A Preferred, either directly or by amendment, merger, consolidation, or otherwise: (i) liquidate, dissolve or wind-up the affairs of the Company, or effect any Liquidation Event; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Class A Preferred (iii) create or authorize the creation of, or issue any other security convertible into or exercisable for, any equity security, having rights, preferences or privileges senior to the Class A Preferred, or (iv) purchase or redeem or pay any dividend on any capital stock prior to the Class A Preferred, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services.

(b)       In the event of any liquidation, merger, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Class A Preferred Convertible Stock (each a “Holder” and collectively the “Holders”) shall be entitled to receive, prior in preference to any distribution to Junior Securities, an amount per share equal to $1.00 plus any allocable and due dividends per share.

(c)       Upon the completion of the distribution required to Class A Preferred holders, if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted Certificate(s) of Designation.

Conversion Rights:

The Holders of the Class A Preferred Convertible Stock shall, individually and collectively, have the right to convert all of their Class A Preferred Convertible Stock, in one transaction, by electing, in writing, to convert the 500,000 shares of Class A Preferred into shares of common stock of the Company, on the basis of 2 common shares for each share of Class A Preferred, subject to

Adjustment to Conversion Rate. The conversion price will be subject to adjustments for stock dividends, splits, combinations and similar events and to Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Class A Preferred Convertible Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of common stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company’s assets, then the Holders of Class A Preferred Convertible Stock shall thereafter have the right to receive upon conversion of Class A Preferred Convertible Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets (“New Assets”) which the Holder would have been entitled to receive in such transaction had the Class A Preferred Convertible Stock been convertible into New Assets from the date hereof, at the market price of such New Assets on the date of conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class A Preferred Convertible Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the conversion price and of the number of shares of common stock issuable or New Assets deliverable upon conversion of the Class A Preferred Convertible Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise here.

Redemption by Company. The Company may, at its sole discretion redeem all or any portion of the Class A Preferred Convertible Stock by paying in cash by wire transfer the stated value of US $1.00 per share, plus all accrued and unpaid dividends on the Class A Preferred Convertible Stock to be redeemed, to the Holder pursuant to the Holder’s written instructions. The Holders may convert Class A Preferred Convertible Stock into common stock of the Company until such cash has been transmitted to the Holder, at which time conversion rights shall cease and the Holder shall surrender all redeemed Class A Preferred Certificates to the Company for cancellation.

Super Majority Voting Rights. The record Holders of the Class A Preferred Convertible Stock shall have the right to vote on any matter with holders of common stock and may vote as required on any action, which Delaware law provides may or must be approved by vote or consent of the holders of the specific Class of voting preferred shares and the holders of common shares. The Record Holders of the Class A Preferred shall have the right to vote on any matter with holders of common stock voting together as one (1) class. The Record Holders of the Class A Preferred shall have that number of votes (identical in every other respect to the voting rights of the holders of other Class of voting preferred shares and the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Delaware law provides may or must be approved by vote or consent of the holders of other Class of voting preferred shares and the holders of common shares or the holders of other securities entitled to vote, if any. This Super Majority Voting Right continues until redemption, conversion or an exchange listing is approved. Our Company is not currently applying for an exchange listing.

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Class B Preferred Convertible Stock

In November 2019, we designated 2,000,000 shares of Preferred Stock as Class B Preferred Convertible Stock (herein, “Class B Preferred Stock”).

The Class B Preferred Stock was designated in November 2019, has a par value of $0.0001, is senior to any other class or series of outstanding Preferred Stock, except the Class A Preferred, or common stock and does not bear dividends. The Class B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Class A Preferred, and of an amount equal to $0.005 per share. Holders of the Class B Preferred Stock have a right to convert all or any part of the Class B Preferred Stock and will receive an equal number of common shares at the time of conversion. The Class B Preferred Stockholders have a right to vote on any matter with holders of common stock and shall have a number of votes equal to that number of Common Shares on a one to one basis. There are no shares of Class B Preferred Stock issued and outstanding as of September 22 , 2020.

Transfer Agent

The transfer agent and registrar for our common stock is Mountain Share Transfer, LLC. The transfer agent’s address is 2030 Powers Ferry Road, SE, Suite #212, Atlanta, GA 30339, and its telephone number is (404) 474-3110.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

Except as set forth at the end of this paragraph, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee. Michael A. Littman, as legal counsel to the company, had substantial participation in the preparation of the S-1, and owns both Series A Preferred shares and common shares, and is registering 400,000 common shares for resale for his Defined Benefit Plan, and has owned common shares in the Company since 2010.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION of BUSINESS

BUSINESS SUMMARY

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

In this prospectus, unless the context requires otherwise, references to “we,” “our,” or “us,” refer to Bio Lab Naturals, Inc. and our consolidated subsidiaries.

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Company Overview

Business

Our predecessor,Vyta Corp, was incorporated in Nevada in June 1996. Until June 2009, Vyta Corp, through its wholly owned subsidiary BioAgra, LLC, was involved in the sale and manufacturing of a natural additive for use in the animal feed industry. On May 15, 2009, Vyta Corp ceased its operational activities. On June 30, 2009, Vyta Corp filed a Form 15-15D, with the Securities and Exchange Commission (“SEC”) to cease its filing obligations under the Securities Act of 1934. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010, and through a holding company reorganization reorganized as Bio Lab Naturals, Inc. (the “Company or “Bio Lab”). Its predecessor was divested as a subsidiary.

The Company changed its year end from June 30th to December 31st and, therefore the consolidated financial statements represent a short year as of and for the period July 1, 2019 through December 31, 2019.

Reorganization Activities

On August 20, 2010, Vyta Corp (Nevada) executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware). As a result of the merger the Company’s corpo - rate domicile moved from Nevada to Delaware.

On September 16, 2010, Vyta Corp and its wholly owned subsidiaries, 10 Vyta, Inc., with Bio Lab Naturals, Inc. entered into a Holding Company Reorganization/Merger Transaction pursuant to Delaware Statute 251(g), whereby the Company was reorganized with 10 Vyta, Inc., with Bio Lab Naturals, Inc. being the survivor holding company, and 10 Vyta was divested thereafter. The shareholders of the Company became the shareholders of Bio Lab Naturals, Inc. (hereinafter the “Company”) with no change in the number of shares.

In 2010, the Company executed a merger with Bio Protein, Inc. As part of the merger, the Company exchanged 40 shares of its outstanding common stock for one share of Bio Protein, Inc. (Colorado.) This merger was rescinded April 10, 2013 and 6,868,260 shares were agreed to be cancelled. The name was changed back to Vyta Corp, but such was changed back to Bio Lab Naturals, Inc. when there failed to be shareholder approval.

The Company agreed to a merger with Set Net Global, Inc. in 2015 and changed its name, but the merger was never completed and the name was returned to Bio Lab Naturals, Inc.

On December 31, 2019, Bio Lab Naturals, Inc., PTL Acquisition Sub, Inc. (“PTL Acquisition Sub”), a wholly-owned subsidiary of Bio Lab Naturals, Inc., domiciled in Colorado and Prime Time Live, Inc. (“PTL”), a Colorado corporation entered into a Plan of Reorganization. PTL Acquisition Sub merged with PTL where PTL Acquisition Sub became the surviving entity in exchange for one share of the Company’s common stock being issued for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. A total of 6,931,061 shares of the Company’s common stock were cancelled. PTL Acquisition Sub changed its name to Prime Time Live, Inc.

On September 17, 2019, PTL was incorporated in the State of Colorado and effective October 11, 2019, acquired all of the event services business of Prime Time Mobile Event Screens LLC (“PTMVES”) in exchange for PTL issuing 350,000 shares of its common stock to the owner of PTMVES. The transaction was accounted for by PTL as an acquisition of a business under ASC 805. Both PTL and PTMVES financial statements are included as part of this registration statement and they reflect the historical operations of the event services business that was acquired by the Company.

Our executive offices are located at 7400 E. Crestline Circle, Suite #130, Greenwood Village, CO 80111 and the telephone number is (720) 273-0433. We maintain a website at www.primetimeliveevents.com, and such website is not incorporated into or a part of this filing.

Our Business

Summary

Our subsidiary, Prime Time Live, Inc., is a Denver, CO based company that specializes in providing clients with high resolution mobile LED screens for entertainment, corporate, civic and sporting events. PTL, that included its predecessor PTMVES has been in the event services business since 2011. Its main operations are derived from its 30’ x 18’ LED mobile video display. This display is mounted in a 53 ft. trailer with an accompanying MQ Whisper Watt generator that can power the LED screen for 50 hours, and therefore, provides our clients with true portability.

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For the six months ended June 30, 2020, PTL generated $0 in revenues. For the year 2019, PTL and its predecessor, PTMVES generated $139,562 in event screen rental fees from 16 events and for the years 2018 and 2017 PTMVES generated $195,276 in event screen rental fees from 22 events and $214,216 in event screen rental fees from 29 events.

As of August 31, 2020, PTL earned fees in the amount of $12,500 from the rental of a 30’ x 18’ screen and has no other commitments for screen rentals. There are yet any revenues or commitments from either its promotional offers for sponsors or fan villages.

Screens

Prime Time Live, Inc. owns two different screen sizes. The 30’ x 18’ mobile LED screen that is installed inside a 53 ft. trailer and an 8’ x 5’ mobile LED screen that is towed by a mid-size SUV. The 30’ x 18’ screen has a life time use of 50,000 hours of which 2,500 hours have been used and the 8’ x 5’ mobile LED screen is new with no hours.

Sponsors

Prime Time Live, Inc. will offer companies sponsorship opportunities by placing the sponsor’s name on the side of the semi-truck in addition to advertising on the LED screens. PTL is still determining the time frame of when this service will be offered and the fees charged for such services.

Fan Villages

Prime Time Live, Inc. offers event planners an opportunity to create a fan village. A fan village is the main place at the event where people can purchase refreshments, watch the entertainment, and interact with sponsors. Prime Time Live, Inc.’s fan village is created for each event to increase people’s desire to stay for longer periods of time. PTL is in the infancy stages of when this concept will be offered as well as the revenue generated.

Going Forward

Prime Time Live, Inc. plans to:

•	Upgrade to a higher resolution 30’ x 18’ LED screen for its semi-truck during the first quarter of 2021 at a cost of $60,000;

•	Implement an enhanced marketing and social media strategy to expose the brand of Prime Time Live, Inc. at a cost of $1,000 per month beginning in January of 2021 with such cost included in the selling, general and administrative expense.

We anticipate needing an estimated $120,000 in capital to continue our business operations and expansion. We do not have committed sources for these additional funds (except for a recent placement described below) and will need to be obtained through debt or equity placements or a combination of those. We have achieved a private placement of $262,000 for interim capital toward this capital requirement.

Below is an overview of the Bio Lab’s corporate structure.

BIO LAB NATURALS, INC. (a Delaware corporation)

Prime Time Live, Inc. (a wholly-owned subsidiary) (a Colorado corporation)

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Budget for the next 12 months

Our Budget for the next 12 months is as follows:

					Years
	Three Months Ending				2020-2021
	9/30/2020	12/31/2020	3/31/2021	6/30/2021	Total

Revenues	$39,000	$66,000	$40,000	$115,000	$260,000

Cost of revenue	44,697	38,599	14,316	54,218	151,830
Selling, general and administrative expense	13,251	11,442	4,243	16,072	45,008
Capital expenditures	0	0	60,000	0	60,000
Revenues excess of (short of) cost and expense	$(18,948)	$15,959	$(38,559)	$44,710	$3,162

Revenues were based upon events and fees that the Company has historically experienced and are as follows:

For the three months ending September 30, 2020, revenues were based upon 2 outdoor sporting events at a fee of $6,500 per event, 1 special activity event at a fee of $5,000 and 2 outdoor rodeo events at fees of $12,500 and $8,500 or total revenues of $39,000. A total of 4 events.

For the three months ending December 31, 2020, revenues were based upon 8 outdoor sporting events at a fee of $6,500 per event and 1 outdoor concert event at a fee of $14,000 or total revenues of $66,000. A total of 9 events.

For the three months ending March 31, 2021, revenues were based upon 1 outdoor sporting event at a fee of $20,000, 1 outdoor sporting event at a fee of $6,500 and an indoor convention at a fee of $13,500 or total revenues of $40,000. A total of 3 events.

For the three months ending June 30, 2021, revenues were based upon 1 outdoor sporting event at a fee of $6,000, 1 indoor convention at a fee of $10,000, 1 outdoor rodeo at a fee of $15,000, 2 outdoor commencements at a fee of $27,000 and 5 special activity events at a fee of $42,000 or total revenues of $115,000. A total of 11 events.

The Company may change any or all the budget categories in the execution of its business plan. None of the line items are to be considered fixed or unchangeable. The Company currently has sufficient funds to satisfy its cash requirements during the six months ending December 31, 2020 based upon our current cash reserves of approximately $165,000 as of September 22 , 2020.

If we are unable to generate enough revenue to cover our operational costs beginning the first quarter of 2021, we will need to seek additional sources of funds. Currently, we have no committed source for any funds as of date hereof.  No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2019, includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resource Needs & Plan of Operations

The Company currently has approximately $165,000 in cash for operations. Its capital resource is its common and preferred stock. We believe the cash is sufficient to conduct limited operations for six months.

COVID-19

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

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As the COVID-19 pandemic is complex and rapidly evolving, the Company's plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

Ongoing Assessment of the Impact of COVID-19

Operations, Liquidity, and Capital Resources

Companies have undertaken and are generally in the process of making a diverse range of operational adjustments in response to the effects of COVID-19. These adjustments are numerous and include a transition to telework; supply chain and distribution adjustments; and suspending or modifying certain operations to comply with health and safety guidelines to protect employees, contractors, and customers, including in connection with a transition back to the workplace. These types of adjustments may have an effect on a company that would be material to an investment or voting decision, and affected companies should carefully consider their obligations to disclose this information to investors. Companies also are undertaking a diverse and sometimes complex range of financing activities in response to the effects of COVID-19 on their businesses and markets. These activities may involve obtaining and utilizing credit facilities, accessing public and private markets, implementing supplier finance programs, and negotiating new or modified customer payment terms. The SEC has required a discussion of COVID-19 related considerations, specific facts and circumstances and make disclosures to address the following questions;

•	What are the material operational challenges that management and the Board of Directors are monitoring and evaluating?
    We are challenged by the gathering restrictions under state and local rules and lack of events due to cancellation.
•	How and to what extent have you altered your operations, such as implementing health and safety policies for employees, contractors, and customers, to deal with these challenges, including challenges related to employees returning to the workplace?
    We have kept our employees to nominal, using contract service providers. We have not implemented “customer” health and safety as it is not applicable to our business. Event promoters deal with those issues.
•	How are the changes impacting or reasonably likely to impact your financial condition and short- and long-term liquidity?
    The changes will not impact our financial condition.
•	How is your overall liquidity position and outlook evolving?
    We have improved our liquidity through our private placement of $262,000 and the outlook is better for improved revenues.
•	To the extent COVID-19 is adversely impacting your revenues, consider whether such impacts are material to your sources and uses of funds, as well as the materiality of any assumptions you make about the magnitude and duration of COVID-19’s impact on your revenues. Are any decreases in cash flow from operations having a material impact on your liquidity position and outlook?
    COVID-19 has reduced our historical revenues by 100%. The bans on events and gatherings are very material to our sources and use of funds. Our reduced cash flows from operations has materially impacted our growth aspirations.
•	Have you accessed revolving lines of credit or raised capital in the public or private markets to address your liquidity needs?
    We have not used line of credit, but we have raised $262,000 in a private placement of stock.
•	Have COVID-19 related impacts affected your ability to access your traditional funding sources on the same or reasonably similar terms as were available to you in recent periods?
    No.
•	Have you provided additional collateral, guarantees, or equity to obtain funding?
    No.
•	Have there been material changes in your cost of capital?
    No.

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•	How has a change, or a potential change, to your credit rating impacted your ability to access funding?
    No.
•	Do your financing arrangements contain terms that limit your ability to obtain additional funding? If so, is the uncertainty of additional funding reasonably likely to result in your liquidity decreasing in a way that would result in you being unable to maintain current operations?
    No. If we cannot continue with capital raising, we will not be able to sustain any significant operations.
•	Are you at material risk of not meeting covenants in your credit and other agreements?
    No.
•	If you include metrics, such as cash burn rate or daily cash use, in your disclosures, are you providing a clear definition of the metric and explaining how management uses the metric in managing or monitoring liquidity?
    Not Applicable.

•	Are there estimates or assumptions underlying such metrics the disclosure of which is necessary for the metric not to be misleading?
    No.
•	Have you reduced your capital expenditures and if so, how?
    Yes, we deferred planned equipment expansion and marketing programs due to COVID-19.
•	Have you reduced or suspended share repurchase programs or dividend payments?
    No.
•	Have you ceased any material business operations or disposed of a material asset or line of business?
    No.
•	Have you materially reduced or increased your human capital resource expenditures?
    Yes, we have reduced staff and outsource tasks to contractors as needed.
•	Are any of these measures temporary in nature, and if so, how long do you expect to maintain them?
    These measures are temporary and will be maintained until events are allowed again of medium to large size.
•	What factors will you consider in deciding to extend or curtail these measures?
    We will consider whether medium to large events are allowed.
•	What is the short- and long-term impact of these reductions on your ability to generate revenues and meet existing and future financial obligations?
    There is no impact of these reductions upon our ability to generate revenues or meet financial obligations.
•	Are you able to timely service your debt and other obligations?
    Yes, no debt and other obligations are minimal.
•	Have you taken advantage of available payment deferrals, forbearance periods, or other concessions? What are those concessions and how long will they last?
    Not applicable.

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•	Do you foresee any liquidity challenges once those accommodations end?
    Not applicable.
•	Have you altered terms with your customers, such as extended payment terms or refund periods, and if so, how have those actions materially affected your financial condition or liquidity?
    We have not altered terms with customers.
•	Did you provide concessions or modify terms of arrangements as a landlord or lender that will have a material impact?
    We have not provided concessions or modified terms of arrangements that will have a material impact.
•	Have you modified other contractual arrangements in response to COVID-19 in such a way that the revised terms may materially impact your financial condition, liquidity, and capital resources?
    We have not modified any other contractual arrangements in response to COVID-19 in any way.

•	Are you relying on supplier finance programs, otherwise referred to as supply chain financing, structured trade payables, reverse factoring, or vendor financing, to manage your cash flow?
    No.
•	Have these arrangements had a material impact on your balance sheet, statement of cash flows, or short- and long-term liquidity and if so, how?
    Not applicable.
•	What are the material terms of the arrangements?
    None.
•	Did you or any of your subsidiaries provide guarantees related to these programs?
    None.
•	Do you face a material risk if a party to the arrangement terminates it?
    Not applicable.
•	What amounts payable at the end of the period relate to these arrangements, and what portion of these amounts has an intermediary already settled for you?
•	Have you assessed the impact material events that occurred after the end of the reporting period, but before the financial statements were issued, have had or are reasonably likely to have on your liquidity and capital resources and considered whether disclosure of subsequent events in the financial statements and known trends or uncertainties in MD&A is required?
    There are no material events occurring after the end of the reporting period but before financial statements were issued which would have any affect on liquidity or capital resources and there are no new trends or uncertainties needed to be disclosed.

Government Assistance – The Coronavirus Aid, Relief, and Economic Security Act (CARES Act)

The CARES Act includes financial assistance for companies in the form of loans and tax relief in the form of deferred or reduced payments and potential refunds. Companies receiving federal assistance must consider the short- and long-term impact of that assistance on their financial condition, results of operations, liquidity, and capital resources, as well as the related disclosures and critical accounting estimates and assumptions. We have not received any financial assistance from the banks or any government agency.

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•	How does a loan impact your financial condition, liquidity and capital resources?
    We have no loans.
•	What are the material terms and conditions of any assistance you received, and do you anticipate being able to comply with them?
    We have no loans.
•	Do those terms and conditions limit your ability to seek other sources of financing or affect your cost of capital?
    We have no loans.
•	Do you reasonably expect restrictions, such as maintaining certain employment levels, to have a material impact on your revenues or income from continuing operations or to cause a material change in the relationship between costs and revenues?
    We have no loans containing restrictions.
•	Once any such restrictions lapse, do you expect to change your operations in a material way?
    We have no loans and do not expect any changes in operations.

•	Are you taking advantage of any recent tax relief, and if so, how does that relief impact your short- and long-term liquidity?
    We are not impacted by tax relief from 2018 to date.
•	Do you expect a material tax refund for prior periods?
    No.
•	Does the assistance involve new material accounting estimates or judgments that should be disclosed or materially change a prior critical accounting estimate?
    Not applicable as there are no loans.
•	What accounting estimates were made, such as the probability a loan will be forgiven, and what uncertainties are involved in applying the related accounting guidance?
    Not applicable as there are no loans.

A Company’s Ability to Continue as a Going Concern

The SEC has advised that Management should consider whether conditions and events, taken as a whole, raise substantial doubt about the company’s ability to meet its obligations as they become due within one year after the issuance of the financial statements. There is substantial doubt about a company’s ability to continue as a going concern due to continuation of the COVID-19 pandemic and we make the following disclosure:

•	Are there conditions and events that give rise to the substantial doubt about the company’s ability to continue as a going concern?
    Yes, the continuation of COVID-19 prohibitions will continue to raise substantial doubt about our ability to grow, maintain and expand our business and generate revenues.
•	For example, have you defaulted on outstanding obligations?
    No.
•	Have you faced labor challenges or a work stoppage?
    No.

26

•	What are your plans to address these challenges?
    Our Company can only wait for COVID-19 to recede so that its events for medium to large gatherings are allowed again.
•	Have you implemented any portion of those plans?
    No.

 INDUSTRY ANALYSIS AND HISTORY

Barriers to Entry in the Event Production Industry

There is one major barrier to entry into the Event Production Industry which is capital. We have very limited capital with which to compete in this industry. Many other competitors have been in the business for many years and have very large capital resources and an established reputation. Our barriers to entry are, in addition to lack of capital, lack of reputation, lack of recognition, part-time management, lack of financial history to raise money, and lack of equity in our Company upon which to base a capital raise.

Competitive Factors Impacting Our Ability to Gain Market Share

Our competition enjoys advantages which may prevent us from achieving a market share due to our competitors’ known reputations, large funding abilities, competent management, and capital resources all of which will impede our abilities to achieve market share.

Competitive Factors in the Industry

There are numerous entities, large advertising companies, and private investors which will compete for the same business in which we intend to engage. We will be at a significant disadvantage to all of these other competitors for the foreseeable future. All of our competitors should be considered to be far better capitalized than we are.

Registrant’s Competitive Position in the Industry

Registrant is an insignificant participant in the event production industry and cannot be expected to obtain a market share even discernable percentage wise. Without a large infusion of capital, it will remain a very small participant in the industry.

Historical Track Records

Our Company has no historical track record and we should be deemed a pure start-up of earning or operating with all of the risks of an unproven Company (see “Risk Factors”).

COMPETITION, MARKETS, REGULATION AND TAXATION

Competition

There are a large number of companies and individuals engaged in the event production industry; accordingly, there is a high degree of competition. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do.

We are an insignificant participant among the firms which engage in the funding of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the "1940 Act") insofar as we will not be engaged in the business of investing or trading in securities within the definitions and parameters which would make us subject to the “1940 Act.” In the event we engage in business activities that result in us holding investment interests in a number of entities, we might become subject to regulation under the 1940 Act. In such event, we would be required to register as an Investment Company and incur significant registration and compliance costs. Under no circumstances does the

27

Company intend to become an investment Company and its activities and its financial statement ratios of assets and cash will be carefully monitored and other activities reviewed by the Board to prevent being classified or inadvertently becoming an investment Company which would be subject to regulation under the Investment Company Act of 1940.

As a fundamental concept, the 1940 Act requires registration of companies that invest and manage funds to invest for others and trade in securities of other companies. Those companies that cross a threshold of 40% of assets in cash and stock in other companies may be required to register. Investment companies may issue face amount certificates, be a Unit Investment Trust, or be a mutual fund. We intend to do several things to remain outside of the 1940 Act: a) we will not trade in securities of other companies or manage investments for others, b) we intend to carefully monitor our ratios of cash and securities to total assets to avoid crossing the 1940 Act threshold, c) we do not intend to issue face amount certificates, d) we do not intend to distribute profits and dividends to our shareholders on an annual or shorter basis, if ever, e) we do not pass through profits and losses to our shareholders on a tax basis, f) we will not issue Units in investment trusts, g) we will not act as a mutual fund, and h) we will not invest funds on behalf of others.

We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3(c)(4) and (5) of the 1940 Act.

Markets.

Our market is highly competitive and constantly changing. Commercial success is frequently dependent on capital availability, the effectiveness and sufficiency of which are very difficult to predict accurately.

Governmental Regulation.

Federal Regulations.

We are subject to regulations by securities laws as a public Company. We do not intend to become an investment Company under the Investment Company Act of 1940, but if we exceed certain thresholds of certain assets or our business operations cease to fall within certain exemptions, we might inadvertently become subject to the Act.

Compliance with Environmental Laws and Regulations.

We are not involved in operations with environmental considerations for our business.

State Regulations.

Certain states may require that we obtain a Local Business License. We intend to address this on an as needed basis. We know of no other regulations that would affect our business for temporary screen locations for events as the locations generally allow our screens.

For additional information about these matters, see “Risk Factors.”

LICENSES

None.

TITLE TO PROPERTIES

None.

BACKLOG OF ORDERS

We currently have no backlogs of orders for sales, at this time.

GOVERNMENT CONTRACTS

We have no government contracts.

28

COMPANY SPONSORED RESEARCH AND DEVELOPMENT

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED

We have 3 independent contractors who work approximately 20 hours per week. All officers and directors work approximately 10 hours per week under their appropriate responsibility.

b. DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Patents, Trade Names, Trademarks and Copyrights	None.

Our executive offices are located in Denver, Colorado. We do not own any real property, but lease and office space consisting of approximately 1100 sq. ft. among all of our corporate and subsidiary locations. We believe that substantially all of our property and equipment is in good condition, subject to normal wear and tear, and that our facilities have sufficient capacity to meet the current needs of our business.

c. LEGAL PROCEEDINGS

We may be subject to various claims and legal actions arising in the ordinary course of business from time to time. We believe that the ultimate resolution of these matters, whether individually or in the aggregate, will not have a material adverse effect on our business, prospects, financial condition and results of operations.

We currently are not involved in any legal proceedings.

d. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is a limited public trading market for our stock as quoted on the OTC Pink under the symbol BLAB.

The following table sets forth the high and low bid quotations of our common stock for the periods indicated:

Fiscal 2020	Low	High
First Quarter – ended March 31, 2020	$0.30	$1.00
Second Quarter – ended June 30, 2020	$0.40	$0.90

Fiscal 2019	Low	High
First Quarter – ended March 31, 2019	$0.005	$0.007
Second Quarter – ended June 30, 2019	$0.007	$0.007
Third Quarter – ended September 30, 2019	$0.07	$1.00
Fourth Quarter – ended December 31, 2019	$0.20	$0.40

Fiscal 2018	Low	High
First Quarter – ended March 31, 2018	$0.035	$0.35
Second Quarter – ended June 30, 2018	$0.035	$0.035
Third Quarter – ended September 30, 2018	$0.005	$0.035
Fourth Quarter – ended December 31, 2018	$0.005	$0.005

29

Rules Governing Low-price Stocks That May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Quotations on the OTC Pink reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have 517 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144, a person who has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, our shareholders hold 10,753,504 shares of common stock and 500,000 shares of Class A Preferred, of which 9,690,999 common shares may be sold pursuant to this Registration Statement.

Dividends

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Delaware General Corporation Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans.

We adopted a Stock Option and Award Plan on January 15, 2020. We have authorized 2,000,000 shares of common stock to be available for the Plan. We have granted no options exercisable for shares of our common stock under the Plan.

e. FINANCIAL STATEMENTS

The following is a complete list of the financial statements filed as a part of this Report.

30

Bio Lab Naturals, Inc. Pro Forma Financial Statements for the period ended December 31, 2019 (Unaudited)
Pro Forma Combined Consolidated Balance Sheet	F-67
Pro Forma Combined Statement of Operations	F-68

31

 Bio Lab Naturals, Inc.

Consolidated Financial Statements

For the period July 1, 2019 (Inception) through

December 31, 2019

Audited

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bio Lab Naturals, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Bio Lab Naturals, Inc. (the "Company") as of December 31, 2019, the related statement of operations, stockholders' equity (deficit), and cash flows for the period July 1, 2019 (Inception) through December 31, 2019 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period July 1, 2019 (Inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

July 2, 2020

F-2

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2019

Assets
Current assets
Cash	$69,527
Accounts receivable, net	13,000
Total current assets	82,527
Equipment
Equipment, net	160,536

Total Assets	$243,063

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$18,900
Due to related party	3,270
Total current liabilities	22,170
Total liabilities	22,170

Commitments and Contingencies	—

Stockholders' Equity
Preferred shares, $0.0001 par value, 5,000,000 shares authorized;
Class A Convertible, deemed par value $0.04 per share; 500,000
shares issued and outstanding at December 31, 2019	50
Common shares, $0.0001 par value, 200,000,000 shares authorized;
8,477,505 shares issued and outstanding at December 31, 2019	848
Additional paid in capital	35,388,065
Retained (deficit)	(35,168,070)
Total stockholders' equity	220,893

Total Liabilities and Stockholders' Equity	$243,063

The accompanying notes are an integral part of these financial statements.

F-3

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
PERIOD JULY 1, 2019 THROUGH DECEMBER 31, 2019

Operating expenses
Consulting fees, related party	$420,000
General and administrative expenses - other	25,000
Asset impairment	1,429,107
Total operating expenses	1,874,107

Loss from operations	(1,874,107)

Other expenses
Loss on extinguishment of debt	34,103
Interest expense	897
Total other expenses	35,000

Loss before income taxes	(1,909,107)

Income taxes	—

Net loss	$(1,909,107)

Net loss per common share - basic and diluted	$(0.21)

Weighted average number of common shares	9,240,816

The accompanying notes are an integral part of these financial statements.

F-4

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Preferred Shares $0.0001 Par Value
	Class A Convertible		Series AA
	Shares	Amount	Shares	Amount
BALANCES, July 1, 2019	—	$—	2,000	$2
Issuance of shares for services, related party	500,000	50	—	—
Issuance of shares for debt	—	—	—	—
Issuance of shares to acquire subsidiary	—	—	—	—
Redemption of shares	—	—	(2,000)	(2)
Net loss for the period	—	—	—	—
BALANCES, December 31, 2019	500,000	$50	—	$—

	Common Shares $0.0001 Par Value Shares	Amount	Additional Paid-in Capital	Accumulated (Deficit)	Total Stockholders’ Equity
BALANCES, July 1, 2019	9,308,566	$931	$33,258,030	$(33,258,963)	$—
Issuance of shares for services, related party	400,000	40	419,910	—	420,000
Issuance of shares for debt	200,000	20	59,980	—	60,000
Issuance of shares to acquire subsidiary	5,500,000	550	1,649,450	—	1,650,000
Redemption of shares	(6,931,061)	(693)	695	—	—
Net loss for the period	—	—	—	(1,909,107)	(1,909,107)
BALANCES, December 31, 2019	8,477,505	$848	$35,388,065	$(35,168,070)	$220,893

The accompanying notes are an integral part of these financial statements.

F-5

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD JULY 1, 2019 THROUGH DECEMBER 31, 2019

OPERATING ACTIVITIES
Net loss	$(1,909,107)
Adjustment to reconcile net loss to net cash flows used
in operating activities
Issuance of common shares for services, related party	420,000
Asset impairment	1,429,107
Loss on extinguishment of debt	34,103
Changes in:
Accrued expenses	897
Net cash (used in) operating activities	(25,000)

INVESTING ACTIVITIES
Cash acquired in purchase of subsidiary	69,527

FINANCING ACTIVITIES
Funds provided from short term loan	25,000

Net increase in cash	69,527
Cash at beginning of period	—
Cash at end of period	$69,527

Supplemental Schedule of Cash Flow Information:
Interest paid	$—
Income taxes paid	$—

Supplemental Schedule of Non-Cash Flow Information:
Issuance of common shares for property	$1,650,000
Issuance of common shares for debt	$60,000

The accompanying notes are an integral part of these financial statements.

F-6

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Note 1 – Organization and History

Vyta Corp (the “Company”) was incorporated in Nevada in June 1996. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010 it changed its name to Bio Lab Naturals, Inc. On August 20, 2010, the Company executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware), as result of the merger the Company’s corporate domicile moved from Nevada to Delaware.

Prior to 2011, the Company was involved in various business activities and since then the Company has been seeking a business opportunity.

Effective December 31, 2019, the Company entered into a Reorganization Agreement with Prime Time Live, Inc., a Colorado corporation (“PTL”), whereby PTL merged with a newly formed wholly owned subsidiary of the Company, and the subsidiary being the survivor in exchange for the Company issuing one share of its common stock for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. See Note 5 – Significant Acquisition.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bio Lab Naturals, Inc. and its wholly owned subsidiary. All intercompany balances have been eliminated during consolidation.

The Company changed its year end from June 30th to December 31st and, therefore the consolidated financial statement represents a short year as of and for the period July 1, 2019 through December 31, 2019.

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include the fair value of assets and liabilities, income taxes and the valuation allowances related to accounts receivable, deferred tax assets and contingencies.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Concentration of Credit Risk

The Company offers its services to 2 clients. This risk of non-payment by these clients is considered minimal and the Company does not generally obtain collateral for sales. The Company continually monitors the credit standing of its clients.

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the statements of operations. Management calculates this allowance based on its history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the Company’s relationships with, and the economic status of, its clients. At December 31, 2019, there is no allowance for uncollectible accounts.

F-7

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Equipment

Equipment is recorded at cost and consists of video equipment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation of video equipment is over the estimated useful life of five years using the straight-line method for consolidated financial statement purposes. At December 31, 2019 there were capitalized costs of $160,536 and depreciation for the period July 1, 2019 through December 31, 2019 was $0 due to the Company acquiring the equipment at December 31, 2019. See Note 4 – Fair Value Measurements.

Revenue recognition

The Company follows the provisions of Accounting Standards Update (“ASU”) No. 2014 - 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The Company’s adoption of ASU 2014 - 09 did not have a material impact on the amount and timing of revenue recognized in its consolidated financial statements.

Under ASU 2014 - 09, the Company recognizes revenue when control of the promised services is transferred to clients, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company derives its revenues from the rendering of entertainment rental services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its contracts:

Identify the contract with a client;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Other Comprehensive Loss

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

F-8

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company's deferred income taxes include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2019, there were no uncertain tax positions that required accrual.

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

Net Loss per Share

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period. Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company’s had no potentially dilutive securities issued as of and during the period July 1, 2019 through December 31, 2019.

Equity Based Payments

The Company recognizes compensation cost for equity based awards based on estimated fair value of the award and records capitalized cost or compensation expense over the requisite service period.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. For the period through December 31, 2019, the Company has not been involved in any unconsolidated SPE transactions.

F-9

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the consolidated financial statements are issued.

Note 3 – Going Concern and Managements’ Plan

The Company’s consolidated financial statements for the period July 1, 2019 through December 31, 2019 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company reported a net loss of $1,909,107 for the such period and an accumulated deficit of $35,158,070 at December 31, 2019.

The Company’s significant operating losses and the COVID-19 Pandemic raise substantial doubt about its ability to continue as a going concern within one year after the date of the issuance of these financial statements. The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. However, management believes that actions presently being taken to raise additional capital as more fully disclosed in Note 8 – Subsequent Events – provides the opportunity for the Company to continually continue as a going concern.

Note 4 – Fair Value Measurements

The Company applies the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis, including impairments of long-lived assets. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of the Company. Unobservable input are inputs that reflect the Company’s assumptions of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The following table presents the Company’s non-financial assets and liabilities that were measured at fair value on a non-recurring basis at December 31, 2019 by level within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Assets
Equipment	$—	$—	$160,536	$160,536
Goodwill	$—	$—	$1,429,107	$1,429,107

F-10

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Effective December 31 2019, the Company’s equipment was tested under ASC 360 as to its recoverability to determine if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the assets. As such, there was no impairment during the period July 1, 2019 through December 31, 2019.

Effective December 31, 2019, the Company acquired Prime Time Live Inc. and as a result realized goodwill in the amount of $1,429,107. Thus, due to the significance of this event, goodwill was tested under ASC 360 as to its recoverability. Therefore, goodwill is recorded at fair value if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the asset and management determined that there were no future undiscounted cash flows associated with goodwill. As such, the Company’s goodwill was fully impaired during the period July 1, 2019 through December 31, 2019 in the amount of $1,429,107 and reported in the consolidated statement of operations.

Note 5 – Significant Acquisition

Effective December 31, 2019, the Company acquired Prime Time Live, Inc., a company in the entertainment related industry in exchange for 5,500,000 shares of the Company’s common stock valued at $0.30 per share, based upon the stock price on the OTC markets at December 31, 2019, or a total value of $1,650,000.

The following table presents the allocation of the consideration given to the assets acquired and liabilities assumed, based on their fair values at December 31, 2019:

Consideration Given
Shares of common stock	$1,650,000

Total purchase price	$1,650,000

Allocation of Consideration Given
Cash	$69,527
Accounts receivable, net	13,000
Equipment	160,536
Goodwill	1,429,107

Total assets	1,672,170

Current liabilities	22,170

Net assets acquired	$1,650,000

Note 6 – Stockholders’ Equity

Preferred Shares

Class A Convertible

During the period July 1, 2019 through December 31, 2019, the Company issued 500,000 shares of its Class A Convertible shares of preferred stock (“Class A”) in exchange for services valued at $300,000. The Class A shares provide that when voting as a single class, the shares shall have the votes and the voting power at all times to be at least 60% of the voting power of the Company. Also, the holders of the Class A shares at their discretion and subject to a change of control and to the qualification by application to either NASQAD or NYSE Emerging Markets, convert their one share of Class A into two shares of the Company’s common stock, subject to adjustment. In addition, the holder of the shares of Class A is entitled to a liquidation preference of the Company senior to all other securities of the Company. See Note 7 – Related Party Transactions.

F-11

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

for the period July 1, 2019 (Inception) through December 31, 2019

Series AA

During the period July 1, 2019 through December 31, 2019, the Company cancelled its 2,000 Series AA shares of preferred stock and there were no holders of such shares.

Common Shares

The Company’s capital stock at December 31, 2019 consists of 200,000,000 authorized shares of $0.0001 par value common stock. At December 31, 2019, there are a total of 8,477,505 shares of common stock issued and outstanding.

During the period July 1, 2019 through December 31, 2019, the Company issued 400,000 shares of its common stock in exchange for services valued at $120,000. See Note 7 – Related Party Transactions.

In addition, the Company issued 200,000 shares of its common stock in exchange for payment of debt in the amount of $25,897 and realized a loss on extinguishment of debt in the amount of $34,103 that was reported in the consolidated statement of operations.

As part of the acquisition of Prime Time Live, Inc., the Company issued 5,500,000 shares of its common stock valued at $1,650,000. See Note 5 – Significant Acquisition.

Note 7 – Related Party Transactions

Due to Related Parties

At December 31, 2019, the Company owes affiliates of two of its officers $3,270.

Equity for Services

At December 31, 2019, the Company issued 500,000 shares of its Class A shares of preferred stock to an officer and more than five percent shareholder of the Company in exchange for consulting fees valued at $300,000.

During the period July 1, 2019 through December 31, 2019, the Company issued 400,000 shares of its common stock to a more than five percent shareholder of the Company and holder of 250,000 shares of Class A Preferred Super Majority Voting Stock in exchange for consulting fees valued at $120,000.

Note 8 – Subsequent Events

During the three months ended June 30, 2020, the Company sold 2,095,999 of its common stock as part of a private placement for $262,000 in cash or $0.125 per share and issued 100,000 shares of its common stock for services rendered in the amount of $12,500.

F-12

Bio Lab Naturals, Inc.

Consolidated Financial Statements

For the three-month period ended

March 31, 2020

Unaudited

F-13

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
Assets	2020	2019
Current assets	(Unaudited)	(Audited)
Cash	$10,580	$69,527
Accounts receivable, net	—	13,000
Deposit	10,000	—
Total current assets	20,580	82,527
Equipment
Equipment, net of accumulated depreciation, $8,449	152,087	160,536

Total Assets	$172,667	$243,063

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$30,829	$18,900
Due to related party	10,000	3,270
Note payable, related party	14,200	—
Total current liabilities	55,029	22,170
Total liabilities	55,029	22,170

Commitments and Contingencies	—

Stockholders' Equity
Preferred shares, $0.0001 par value, 5,000,000 shares authorized;
Class A Convertible, deemed par value $0.04 per share; 500,000 shares issued and outstanding at March 31, 2020 and
December 31, 2019	50	50
Common shares, $0.0001 par value, 200,000,000 shares authorized;
8,477,505 shares issued and outstanding at March 31, 2020
and December 31, 2019	848	848
Additional paid in capital	35,388,065	35,388,065
Retained (deficit)	(35,271,325)	(35,168,070)
Total stockholders' equity	117,638	220,893

Total Liabilities and Stockholders' Equity	$172,667	$243,063

The accompanying notes are an integral part of these financial statements.

F-14

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Sales	$—	$—
Cost of sales
Cost of sales - other	6,394	—
Depreciation	8,449	—
Total cost of sales	14,843	—

Gross profit	(14,843)	—

Operating expenses
Consulting fees, related party	27,000	—
Consulting fees	10,500	—
General and administrative expenses - other	10,134	—
Professional fees	40,778	—
Total operating expenses	88,412	—

Loss before income taxes	(103,255)	—

Income taxes	—	—

Net loss	$(103,255)	$—

Net loss per common share - basic and diluted	$(0.01)	*

Weighted average number of common shares	9,308,566	9,308,566

* Net loss is less than $0.01 per share.

The accompanying notes are an integral part of these financial statements.

F-15

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited)

	Class A Convertible Preferred		Common Shares		Additional		Total
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
BALANCES, December 31, 2019	500,000	$50	8,477,505	$848	$35,388,065	$(35,168,070)	$220,893
Net loss for the period	—	—	—	—	—	(103,255)	(103,255)
BALANCES, March 31, 2020	500,000	$50	8,477,505	$848	$35,388,065	$(35,271,325)	$117,638

The accompanying notes are an integral part of these financial statements.

F-16

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(103,255)	$—
Adjustment to reconcile net loss to net cash flows used
in operating activities
Depreciation	8,449	—
Changes in:
Accounts receivable - net	13,000	—
Deposit	(10,000)	—
Accounts payable	21,929	—
Net cash (used in) operating activities	(69,877)	—

INVESTING ACTIVITIES	—	—

FINANCING ACTIVITIES
Funds from related party, net of repayment	10,930	—

Net (decrease) in cash	(58,947)	—
Cash at beginning of period	69,527	—
Cash at end of period	$10,580	$—

Supplemental Schedule of Cash Flow Information:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

F-17

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

Note 1 – Organization and History

Vyta Corp (the “Company”) was incorporated in Nevada in June 1996. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010 it changed its name to Bio Lab Naturals, Inc. On August 20, 2010, the Company executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware), as result of the merger the Company’s corporate domicile moved from Nevada to Delaware.

Prior to 2011, the Company was involved in various business activities and since then the Company has been seeking a business opportunity.

Effective December 31, 2019, the Company entered into a Reorganization Agreement with Prime Time Live, Inc., a Colorado corporation (“PTL”), whereby PTL merged with a newly formed wholly owned subsidiary of the Company, and the subsidiary being the survivor in exchange for the Company issuing one share of its common stock for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. See Note 5 – Significant Acquisition.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bio Lab Naturals, Inc. and its wholly owned subsidiary. All intercompany balances have been eliminated during consolidation.

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include the fair value of assets and liabilities, income taxes and the valuation allowances related to accounts receivable, deferred tax assets and contingencies.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Concentration of Credit Risk

The Company offers its services to 2 clients. This risk of non-payment by these clients is considered minimal and the Company does not generally obtain collateral for sales. The Company continually monitors the credit standing of its clients.

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the statements of operations. Management calculates this allowance based on its history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the Company’s relationships with, and the economic status of, its clients. At March 31, 2020 and December 31, 2019, there are no allowance for uncollectible accounts.

Equipment

Equipment is recorded at cost and consists of video equipment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations

F-18

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

for the respective period. Depreciation of video equipment is over the estimated useful life of five years using the straight-line method for consolidated financial statement purposes. At March 31, 2020 and December 31, 2019 there were capitalized costs of $160,536 and $152,087, respectively. Depreciation for the three months ended March 31, 2020 and 2019 was $8,449 and $0, respectively due to the Company acquiring the equipment at December 31, 2019. See Note 4 – Fair Value Measurements.

Revenue recognition

The Company follows the provisions of Accounting Standards Update (“ASU”) No. 2014 – 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The Company’s adoption of ASU 2014 – 09 did not have a material impact on the amount and timing of revenue recognized in its consolidated financial statements.

Under ASU 2014 – 09, the Company recognizes revenue when control of the promised services is transferred to clients, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company derives its revenues from the rendering of entertainment rental services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its contracts:

Identify the contract with a customer;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Other Comprehensive Loss

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company’s deferred income taxes include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At March 31, 2020 and December 31, 2019, there were no uncertain tax positions that required accrual.

F-19

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

Net Loss per Share

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period. Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company’s had no potentially dilutive securities issued as of and during the three months ended March 31, 2020 and 2019.

Equity Based Payments

The Company recognizes compensation cost for equity based awards based on estimated fair value of the award and records capitalized cost or compensation expense over the requisite service period.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. For the period through March 31, 2020, the Company has not been involved in any unconsolidated SPE transactions.

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the consolidated financial statements are issued.

Note 3 – Going Concern and Managements’ Plan

The Company’s consolidated financial statements for the three months ended March 31, 2020 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company reported a net loss of $103,255 for the three months ended March 31, 2020 and an accumulated deficit of $35,271,325 at March 31, 2020.

The Company’s significant operating losses and the COVID-19 Pandemic raise substantial doubt about its ability to continue as a going concern within one year after the date of the issuance of these financial statements. The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. However, management believes that actions presently being taken to raise additional capital as more fully disclosed in Note 9 – Subsequent Events – provides the opportunity for the Company to possibly continue as a going concern.

Note 4 – Fair Value Measurements

The Company applies the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis, including impairments of long-lived assets. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair

F-20

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of the Company. Unobservable input are inputs that reflect the Company’s assumptions of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The following table presents the Company’s non-financial assets and liabilities that were measured at fair value on a non-recurring basis at December 31, 2019 by level within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Assets
Equipment	$—	$—	$160,536	$160,536
Goodwill	$—	$—	$1,429,107	$1,429,107

Effective December 31 2019, the Company’s equipment was tested under ASC 360 as to its recoverability to determine if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the assets. As such, there was no impairment.

Effective December 31, 2019, the Company acquired Prime Time Live Inc. and as a result realized goodwill in the amount of $1,429,107. Thus, due to the significance of this event, goodwill was tested under ASC 360 as to its recoverability. Therefore, goodwill is recorded at fair value if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the asset and management determined that there were no future undiscounted cash flows associated with goodwill. As such, the Company’s goodwill was fully impaired at December 31, 2019 in the amount of $1,429,107.

Note 5 – Significant Acquisition

Effective December 31, 2019, the Company acquired Prime Time Live, Inc., a company in the entertainment related industry in exchange for 5,500,000 shares of the Company’s common stock valued at $0.30 per share, based upon the stock price on the OTC markets at December 31, 2019, or a total value of $1,650,000.

The following table presents the allocation of the consideration given to the assets acquired and liabilities assumed, based on their fair values at December 31, 2019:

F-21

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

Consideration Given
Shares of common stock	$1,650,000

Total purchase price	$1,650,000

Allocation of Consideration Given
Cash	$69,527
Accounts receivable, net	13,000
Equipment	160,536
Goodwill	1,429,107

Total assets	1,672,170

Current liabilities	22,170

Net assets acquired	$1,650,000

Note 6 – Debt

Convertible Promissory Note

An affiliate of an officer of the Company, loaned the Company $14,200 in exchange for an unsecured convertible promissory note that includes interest at the rate of six percent (6%) per annum on the unpaid principal balance with any accrued and unpaid interest due on or before December 31, 2020 (the “Note”). The Note allows for the note holder to convert, at their discretion, any accrued and unpaid interest and principal balance due on the Note in whole or in part into shares of the Company’s common stock at a conversion price of $0.125 per share. At March 31, 2020, the Company owes $14,200 on the debt. – See Note 8 – Related Party Transactions.

Note 7 – Stockholders’ Equity

Preferred Shares

Class A Convertible

At March 31, 2020, there are a total of 500,000 shares of Class A Convertible shares of preferred stock (“Class A”) issued and outstanding. The Class A shares provide that when voting as a single class, the shares shall have the votes and the voting power at all times to be at least 60% of the voting power of the Company. Further, the holders of the Class A shares at their discretion and subject to a change of control and to the qualification by application to either NASQAD or NYSE Emerging Markets, can convert their one share of Class A into two shares of the Company’s common stock, subject to adjustment. In addition, the holder of the shares of Class A is entitled to a liquidation preference of the Company senior to all other securities of the Company.

Common Shares

The Company’s capital stock at March 31, 2020 consists of 200,000,000 authorized shares of $0.0001 par value common stock. At March 31, 2020, there are a total of 8,477,505 shares of common stock issued and outstanding.

Note 8 – Related Party Transactions

Due to Related Parties

During the three months ended March 31, 2020, the Company borrowed $14,200 from an affiliate of one of its officers in exchange for an unsecured convertible promissory note. See Note 9 – Subsequent Events.

F-22

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 2020

During the three months ended March 31, 2020, the Company incurred consulting fees in the amount of $27,000 to an officer and an affiliate of one of its officers of which $9,800 is due by the Company as of March 31, 2020.

At March 31, 2020, the Company owes an affiliate of one of its officers $200 and at December 31, 2019 the Company owes affiliates of two of its officers $3,270.

Note 9 – Subsequent Events

During the three months ended June 30, 2020, the Company sold 2,095,999 of its common stock as part of a private placement for $262,000 in cash or $0.125 per share, issued 100,000 shares of its common stock for services rendered in the amount of $12,500 and issued 80,000 shares of its common stock to convert debt in the amount of $10,000.

F-23

Bio Lab Naturals, Inc.

Consolidated Financial Statements

For the three and six-month periods ended

June 30, 2020

(Unaudited)

F-24

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
Assets	2020	2019
Current assets	(Unaudited)	(Audited)
Cash	$225,936	$69,527
Accounts receivable, net	—	13,000
Deposits	15,000	—
Total current assets	240,936	82,527
Equipment
Equipment, net of accumulated depreciation, $16,899	143,637	160,536

Total Assets	$384,573	$243,063

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$19,206	$18,900
Earnest money deposit	6,250	—
Due to others	1,125	—
Due to related party	—	3,270
Note payable, related party	4,200	—
Total current liabilities	30,781	22,170
Total liabilities	30,781	22,170

Commitments and Contingencies	—

Stockholders' Equity
Preferred shares, $0.0001 par value, 5,000,000 shares authorized;
Class A Convertible, deemed par value $0.04 per share; 500,000 shares issued and outstanding at June 30, 2020 and
December 31, 2019	50	50
Common shares, $0.0001 par value, 200,000,000 shares authorized;
10,753,504 and 8,477,505 shares issued and outstanding at
June 30, 2020 and December 31, 2019, respectively	1,075	848
Additional paid in capital	35,672,338	35,388,065
Retained (deficit)	(35,319,671)	(35,168,070)
Total stockholders' equity	353,792	220,893

Total Liabilities and Stockholders' Equity	$384,573	$243,063

The accompanying notes are an integral part of these financial statements.

F-25

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,
	2020	2019
Sales	$—	$—

Cost of sales
Cost of sales - other	4,664	—
Depreciation	8,449	—
Total cost of sales	13,113	—

Gross profit	(13,113)	—

Operating expenses
Consulting fees, related party	12,500	—
Consulting fees	—	—
General and administrative expenses - other	6,244	—
Professional fees	16,237	—
Total operating expenses	34,981	—

Loss from operations	(48,094)	—

Other (expense)
Interest expense	(251)	—

Loss before income taxes	(48,345)	—

Income taxes	—	—

Net loss	$(48,345)	$—

Net loss per common share - basic and diluted	*	*

Weighted average number of common shares	8,936,186	9,308,566

* Net loss is less than $0.01 per share.

The accompanying notes are an integral part of these financial statements.

F-26

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Sales	$—	$—

Cost of sales
Cost of sales - other	11,058	—
Depreciation	16,898	—
Total cost of sales	27,956	—

Gross profit	(27,956)	—

Operating expenses
Consulting fees, related party	39,500	—
Consulting fees	10,500	—
General and administrative expenses - other	16,379	—
Professional fees	57,015	—
Total operating expenses	123,394	—

Loss from operations	(151,350)	—

Other (expense)
Interest expense	(251)	—

Loss before income taxes	(151,601)	—

Income taxes	—	—

Net loss	$(151,601)	$—

Net loss per common share - basic and diluted	$(0.02)	*

Weighted average number of common shares	8,706,846	9,308,566

* Net loss is less than $0.01 per share.

The accompanying notes are an integral part of these financial statements.

F-27

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited)

	Class A Convertible Preferred		Common Shares		Additional		Total
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
BALANCES, December 31, 2019	500,000	$50	8,477,505	$848	$35,388,065	$(35,168,070)	$220,893
Issuance of shares for services	—	—	100,000	10	12,490	—	12,500
Issuance of shares for conversion of debt	—	—	80,000	8	9,992	—	10,000
Sale of shares for cash at $0.125 per share	—	—	2,095,999	209	261,791	—	262,000
Net loss for the period	—	—	—	—	—	(151,601)	(151,601)
BALANCES, June 30, 2020	500,000	$50	10,753,504	$1,075	$35,672,338	$(35,319,671)	$353,792

The accompanying notes are an integral part of these financial statements.

F-28

BIO LAB NATURALS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(151,601)	$—
Adjustment to reconcile net loss to net cash flows used
in operating activities
Depreciation	16,898	—
Issuance of shares for services	12,500	—
Changes in:
Accounts receivable - net	13,000	—
Deposits	(15,000)	—
Accounts payable	307	—
Net cash (used in) operating activities	(123,896)	—

INVESTING ACTIVITIES	—	—

FINANCING ACTIVITIES
Funds from sale of common shares	262,000	—
Funds from over subscription	1,125	—
Funds from earnest money deposit	6,250
Funds from related party, net of repayment	10,930	—
Net cash provided by financing activities	280,305	—

Net increase in cash	156,409	—
Cash at beginning of period	69,527	—
Cash at end of period	$225,936	$—

Supplemental Schedule of Cash Flow Information:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

F-29

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

June 30, 2020

Note 1 – Organization and History

Vyta Corp (the “Company”) was incorporated in Nevada in June 1996. On August 20, 2010, it changed its state of incorporation to Delaware and on November 5, 2010 it changed its name to Bio Lab Naturals, Inc. On August 20, 2010, the Company executed a redomicile merger with its wholly owned subsidiary Vyta Corp (Delaware), as result of the merger the Company’s corporate domicile moved from Nevada to Delaware.

Prior to 2011, the Company was involved in various business activities and since then the Company has been seeking a business opportunity.

Effective December 31, 2019, the Company entered into a Reorganization Agreement with Prime Time Live, Inc., a Colorado corporation (“PTL”), whereby PTL merged with a newly formed wholly owned subsidiary of the Company, and the subsidiary being the survivor in exchange for the Company issuing one share of its common stock for each share of PTL’s 5,500,000 issued and outstanding shares of common stock. See Note 5 – Significant Acquisition.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bio Lab Naturals, Inc. and its wholly owned subsidiary. All intercompany balances have been eliminated during consolidation.

Use of Estimates in the Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include the fair value of assets and liabilities, income taxes and the valuation allowances related to accounts receivable, deferred tax assets and contingencies.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Concentration of Credit Risk

The Company offers its services to a small number of customers. This risk of non-payment by these customers is considered minimal and the Company does not generally obtain collateral for sales. The Company continually monitors the credit standing of its customers.

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the statements of operations. Management calculates this allowance based on its history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the Company’s relationships with, and the economic status of, its customers. At June 30, 2020 and December 31, 2019, there are no allowance for uncollectible accounts.

F-30

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

June 30, 2020

Equipment

Equipment is recorded at cost and consists of video equipment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation of video equipment is over the estimated useful life of five years using the straight-line method for consolidated financial statement purposes. At June 30, 2020 and December 31, 2019 there were capitalized costs of $160,536. Depreciation expense for the three and six months ended June 30, 2020 and 2019 was $8,449 and $0, respectively and for the six months ended June 30, 2020 and 2019 was $16,898 and $0, respectively. See Note 4 – Fair Value Measurements.

Revenue recognition

The Company follows the provisions of Accounting Standards Update (“ASU”) No. 2014 - 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The Company’s adoption of ASU 2014 - 09 did not have a material impact on the amount and timing of revenue recognized in its consolidated financial statements.

Under ASU 2014 - 09, the Company recognizes revenue when control of the promised services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company derives its revenues from the rendering of entertainment rental services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its contracts:

Identify the contract with a customer;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Other Comprehensive Loss

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company's deferred income taxes include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

F-31

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

June 30, 2020

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At June 30, 2020 and December 31, 2019, there were no uncertain tax positions that required accrual.

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

Net Loss per Share

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period. Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company’s had no potentially dilutive securities issued as of and during the three and six months ended June 30, 2020 and 2019.

Equity Based Payments

The Company recognizes compensation cost for equity-based awards based on estimated fair value of the award and records capitalized cost or compensation expense over the requisite service period.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. For the period through June 30, 2020, the Company has not been involved in any unconsolidated SPE transactions.

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the consolidated financial statements are issued.

Note 3 – Going Concern and Managements’ Plan

The Company’s consolidated financial statements for the three and six months ended June 30, 2020 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company reported a net loss for the three and six months ended June 30, 2020 of $48,345 and $151,601, respectively and an accumulated deficit of $35,319,671 at June 30, 2020.

F-32

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

June 30, 2020

The Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern within one year after the date of the issuance of these financial statements. The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. However, management believes that actions presently being taken to raise additional capital as more fully disclosed in these financial statements provides the opportunity for the Company to continue as a going concern.

Note 4 – Fair Value Measurements

The Company applies the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis, including impairments of long-lived assets. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of the Company. Unobservable input are inputs that reflect the Company’s assumptions of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The following table presents the Company’s non-financial assets and liabilities that were measured at fair value on a non-recurring basis at December 31, 2019 by level within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Assets
Equipment	$—	$—	$160,536	$160,536
Goodwill	$—	$—	$1,429,107	$1,429,107

Effective December 31 2019, the Company’s equipment was tested under ASC 360 as to its recoverability to determine if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the assets. As such, there was no impairment.

Effective December 31, 2019, the Company acquired Prime Time Live Inc. and as a result realized goodwill in the amount of $1,429,107. Thus, due to the significance of this event, goodwill was tested under ASC 360 as to its recoverability. Therefore, goodwill is recorded at fair value if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the asset and management determined that there were no future undiscounted cash flows associated with goodwill. As such, the Company’s goodwill was fully impaired at December 31, 2019 in the amount of $1,429,107.

F-33

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

June 30, 2020

Note 5 – Significant Acquisition

Effective December 31, 2019, the Company entered into a Reorganization Agreement with Prime Time Live, Inc., a Colorado corporation whereby PTL merged with a newly formed wholly owned subsidiary of the Company, and the subsidiary being the survivor in exchange for the Company issuing one share of its common stock for each share of PTL’s 5,500,000 issued and outstanding shares of common stock valued at $0.30 per share, based upon the stock price on the OTC markets at December 31, 2019, or a total value of $1,650,000.

The following table presents the allocation of the consideration given to the assets acquired and liabilities assumed, based on their fair values at December 31, 2019:

Consideration Given
Shares of common stock	$1,650,000

Total purchase price	$1,650,000

Allocation of Consideration Given
Cash	$69,527
Accounts receivable, net	13,000
Equipment	160,536
Goodwill	1,429,107

Total assets	1,672,170

Current liabilities	22,170

Net assets acquired	$1,650,000

Note 6 – Debt

Convertible Promissory Note

An affiliate of an officer of the Company, loaned the Company $14,200 in exchange for an unsecured convertible promissory note that includes interest at the rate of six percent (6%) per annum on the unpaid principal balance with any accrued and unpaid interest due on or before December 31, 2020 (the “Note”). The Note allows for the note holder to convert, at their discretion, any accrued and unpaid interest and principal balance due on the Note in whole or in part into shares of the Company’s common stock at a conversion price of $0.125 per share. On June 12, 2020, the note holder converted $10,000 of the Note into 80,000 shares of the Company’s common stock. At June 30, 2020, the Company owes $4,200 on the debt plus accrued interest in the amount of $251. See Note 9 - Related Party Transactions.

F-34

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

June 30, 2020

Note 7 – Stockholders’ Equity

Preferred Shares

Class A Convertible

At June 30, 2020, there are a total of 500,000 shares of Class A Convertible shares of preferred stock (“Class A”) issued and outstanding. The Class A shares provide that when voting as a single class, the shares shall have the votes and the voting power at all times to be at least 60% of the voting power of the Company. Further, the holders of the Class A shares at their discretion and subject to a change of control and to the qualification by application to either NASQAD or NYSE Emerging Markets, can convert their one share of Class A into two shares of the Company’s common stock, subject to adjustment. In addition, the holder of the shares of Class A is entitled to a liquidation preference of the Company senior to all other securities of the Company.

Common Shares

The Company’s capital stock at June 30, 2020 consists of 200,000,000 authorized shares of $0.0001 par value common stock. At June 30, 2020, there are a total of 10,753,504 shares of common stock issued and outstanding.

During the three months ended June 30, 2020, the Company sold 2,095,999 of its common stock as part of a private placement for $262,000 in cash or $0.125 per share, issued 100,000 shares of its common for services rendered in the amount of $12,500 and issued 80,000 shares of its common stock to convert debt in the amount of $10,000. See Note 9 – Related Party Transactions.

Note 8 – Equity Based Payments

The Company accounts for equity-based payment accruals under authoritative guidance as set forth in the Topics of the ASC. The guidance requires all equity-based payments to employees and non-employees, including grants of employee and non-employee stock options and warrants, to be recognized in the consolidated financial statements based at their fair values.

2014 Stock Incentive Plan

Effective January 15, 2020, the Company’s adopted its 2020 Stock Option and Award Plan (the “2020 Stock Incentive Plan”). Under the 2020 Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to the Company or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 2 million shares of the Company’s common stock are subject to the 2020 Stock Incentive Plan. The shares issued for the 2020 Stock Incentive Plan may be either treasury or authorized and unissued shares. During the three and six months ended June 30, 2020, the Company granted no options under the 2020 Stock Incentive Plan.

Note 9 – Related Party Transactions

Due to Related Parties

During the three months ended June 30, 2020, the Company repaid an affiliate of one of its officers $10,000 toward an unsecured convertible promissory note by issuing 80,000 shares of its common stock value at $0.125 per share and at June 30, 2020, owes $4,200 on the debt.

During the three months ended June 30, 2020, the Company repaid an affiliate of one of its officers $200 and at June 30, 2020 and December 31, 2019, the Company owes affiliates of two of its officers $0 and $3,270, respectively.

Equity for Services

During the three months ended June 30, 2020, the Company issued 100,000 shares of its common stock to two of its board members valued at $12,500 in exchange for services and expensed such services as consulting fees in the statement of operations.

F-35

BIO LAB NATURALS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

June 30, 2020

Consulting Fees

During the three and six months ended June 30, 2020, the Company incurred consulting fees in the amount of $0 and $27,000, respectively to an officer and an affiliate of one of its officers.

Note 9 – Subsequent Events

On July 2, 2020, the Company filed a Form S-1 Registration Statement with the Securities and Exchange Commission.

F-36

PRIME TIME LIVE, INC.

FINANCIAL STATEMENTS

DECEMBER 30, 2019

(Audited)

F-37

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Prime Time Live, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Prime Time Live, Inc. (the "Company") as of December 30, 2019 , the related statement of operations, stockholders' equity (deficit), and cash flows for the period September 17, 2019 (Inception) through December 30, 2019 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 30, 2019 , and the results of its operations and its cash flows for the period September 17, 2019 (Inception) through December 30, 2019 , in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

September 21, 2020

F-38

PRIME TIME LIVE, INC.
BALANCE SHEET
DECEMBER 30, 2019

Assets
Current assets
Cash	$69,527
Accounts receivable, net	13,000
Total current assets	82,527

Equipment
Video screen equipment	168,985
Total equipment	168,985
Less accumulated depreciation	8,449
Net equipment	160,536
Other assets
Intangible assets	50,000

Total Assets	$293,063

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$18,900
Due to related party	3,270
Total current liabilities	22,170
Total liabilities	22,170

Commitments and Contingencies	—

Stockholders' Equity
Common shares, $0.001 par value, 100,000,000 shares authorized;
5,500,000 shares issued and outstanding at December 30, 2019	5,500
Additional paid in capital	294,060
Retained (deficit)	(28,667)
Total stockholders' equity	270,893

Total Liabilities and Stockholders' Equity	$293,063

The accompanying notes are an integral part of these financial statements.
F-39

PRIME TIME LIVE, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD SEPTEMBER 17, 2019 (INCEPTION) THROUGH DECEMBER 30, 2019

Sales	$45,500

Cost of sales
Cost of sales - other	13,770
Depreciation	8,449
Total cost of sales	22,219

Gross profit	23,281

Operating expenses
Consulting fees, related party	26,075
General and administrative expenses - other	25,873
Total operating expenses	51,948

Loss before income taxes	(28,667)

Income taxes	—

Net loss	$(28,667)

Net loss per common share - basic and diluted	*

Weighted average number of common shares	4,752,243

* Less than $.01 per share

The accompanying notes are an integral part of these financial statements.

F-40

PRIME TIME LIVE, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Shares		Additional		Total
	$0.001 Par Value		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
BALANCES, September 17, 2019	—	$—	$—	$—	$—
Sale of shares for cash at $0.10 per share	925,000	925	91,575	—	92,500
Issuance of shares for services, related party	4,075,000	4,075	—	—	4,075
Issuance of shares for property	350,000	350	192,635		192,985
Issuance of shares for debt	150,000	150	9,850		10,000
Net loss for the period	—	—	—	(28,667)	(28,667)
BALANCES, December 30, 2019	5,500,000	$5,500	$294,060	$(28,667)	$270,893

The accompanying notes are an integral part of these financial statements.
F-41

PRIME TIME LIVE, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD SEPTEMBER 17, 2019 (INCEPTION) THROUGH DECEMBER 30, 2019

OPERATING ACTIVITIES
Net loss	$(28,667)
Adjustment to reconcile net loss to net cash flows used
in operating activities
Depreciation	8,449
Issuance of common shares for services, related party	4,075
Changes in:
Accounts receivable, trade	(13,000)
Accounts payable	18,900
Net cash (used in) operating activities	(10,243)

INVESTING ACTIVITIES
Net cash (used in) investing activities	—

FINANCING ACTIVITIES
Proceeds from short term loans	7,270
Repayment of short term debt	(20,000)
Sale of common shares	92,500
Net cash provided in financing activities	79,770

Net increase (decrease) in cash	69,527
Cash at beginning of period	—
Cash at end of period	$69,527

Supplemental Schedule of Non-Cash Flow Information:
Interest paid	$—
Income taxes paid	$—
Issuance of common shares for property	$192,985
Issuance of common shares for debt	$10,000

The accompanying notes are an integral part of these financial statements.

F-42

PRIME TIME LIVE, INC.

Notes to Financial Statements

December 30, 2019

Note 1 – Organization and History

Prime Time Live, Inc., a Colorado corporation (the “Company”) was incorporated on September 17, 2019. The Company specializes in providing clients with the largest, highest resolution Mobile LED screen for entertainment, corporate, civic and sporting events.

On October 11, 2019, the Company acquired the business of Prime Time Mobile Video Event Screens, LLC in exchange for 350,000 shares of the Company’s common stock. See Note 5 – Significant Acquisitions.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include the fair value of assets and liabilities, income taxes and the valuation allowances related to accounts receivable and contingencies.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits and money market funds carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Concentration of Credit Risk

The Company offers its services to 2 clients . This risk of non-payment by these customers is considered minimal and the Company does not generally obtain collateral for sales. The Company continually monitors the credit standing of its clients .

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the statements of operations. Management calculates this allowance based on its history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the Company’s relationships with, and the economic status of, its clients . At December 30, 2019 , there is no allowance for uncollectible accounts.

Equipment

Equipment is recorded at cost and consists of video equipment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation of video equipment is provided over its estimated useful life of five years using the straight-line method for financial statement purposes. At December 30, 2019 there were capitalized costs of $168,985 and for the period September 17, 2019 (inception) through December 30, 2019 , there is depreciation expense of $8,449. See Note 4 – Fair Value Measurements.

F-43

PRIME TIME LIVE, INC.

Notes to Financial Statements

December 30, 2019

Revenue recognition

The Company follows the provisions of Accounting Standards Update (“ASU”) No. 2014 - 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The Company’s adoption of ASU 2014 - 09 did not have a material impact on the amount and timing of revenue recognized in its financial statements.

Under ASU 2014 - 09, the Company recognizes revenue when control of the promised services is transferred to clients , in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company derives its revenues from the rendering of entertainment rental services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its contracts:

Identify the contract with a client ;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, the Company assesses the recoverability of the carrying value of its long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Other Comprehensive Loss

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company's deferred income taxes include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 30, 2019 , there were no uncertain tax positions that required accrual.

F-44

PRIME TIME LIVE, INC.

Notes to Financial Statements

December 30, 2019

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

Net Loss per Share

Basic net loss per common share of stock is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during each period. Diluted net loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding, including the effect of other dilutive securities. The Company’s had no potentially dilutive securities issued during the period September 17, 2019 (inception) through December 30, 2019 .

Equity Based Payments

The Company recognizes compensation cost for equity based awards based on estimated fair value of the award and records capitalized cost or compensation expense over the requisite service period.

Major Customers

During the period September 17, 2019 (inception) through December 30, 2019 , two purchasers accounted for all of the Company’s revenues.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. From its incorporation on September 17, 2019 through December 30, 2019 , the Company has not been involved in any unconsolidated SPE transactions.

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

Note 3 – Going Concern and Managements’ Plan

The Company’s financial statements for the period September 17, 2019 through December 30, 2019 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company reported a net loss of $28,667 for the such period and an accumulated deficit of $28,667 at December 30, 2019.

The Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern within one year after the date of the issuance of these financial statements. The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. However, management believes that actions presently being taken to raise additional capital as more fully disclosed in Note 8 – Subsequent Events – provides the opportunity for the Company to continually continue as a going concern.

F-45

PRIME TIME LIVE, INC.

Notes to Financial Statements

December 30, 2019

Note 4 – Fair Value Measurements

The Company applies the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of the Company. Unobservable input are inputs that reflect the Company’s assumptions of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The following table presents the Company’s non-financial assets and liabilities that were measured at fair value on a non-recurring basis at December 30, 2019 by level within the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Assets
Equipment	$—	$—	$168,985	$168,985
Intangible assets	$—	$—	$50,000	$50,000

Effective October 11 2019, the Company’s equipment and intangible assets were tested under ASC 360 as to their recoverability to determine if impairment is required under the accounting guidance. The Company used Level 3 inputs to measure the fair value of the assets. As such, there was no impairment during the period September 17, 2019 (inception) through December 30, 2019 .

Note 5 – Significant Acquisitions

At October 11, 2019, the Company acquired the business of a company in the entertainment related industry.

The following table presents the allocation of the consideration given to the assets acquired and liabilities assumed, based on their fair values at October 11, 2019:

Consideration Given
Shares of common stock	$192,985

Total purchase price	$192,985

Allocation of Consideration Given
Equipment	$168,985
Intangible assets	50,000

Total assets	218,985

Current liabilities	26,000

Net assets acquired	$192,985

F-46

PRIME TIME LIVE, INC.

Notes to Financial Statements

December 30, 2019

Note 6 – Stockholders’ Equity

The Company’s capital stock at December 30, 2019 consists of 100,000,000 authorized shares of $0.001 par value common stock.

Common Shares

At December 30, 2019 there are a total of 5,500,000 shares of common stock issued and outstanding.

During the period September 17, 2019 (inception) through December 30, 2019 , the Company sold 925,000 shares of its common stock for $92,500 in cash. Also, the Company issued 4,075,000 shares of its common stock for services valued at $4,075. See Note 7 – Related Party Transactions.

Further, and as part of the Company entering into an acquisition of a business, the Company issued 350,000 shares of its common stock valued at $192,985. In addition, and a part of this acquisition, the Company issued 150,000 shares of its common stock in connection with the conversion of debt assumed by the Company in the amount of $10,000.

Note 7 – Related Party Transactions

Due to Related Parties

During the period September 17, 2019 (inception) through December 30, 2019 , the Company borrowed $3,270 in funds from affiliates of two of its officers and at December 30, 2019 owes $3,270.

Equity for Services

During the period September 17, 2019 (inception) through December 30, 2019 , officers and directors of the Company and a related party were issued 4,075,000 shares of the Company’s common stock in exchange for services valued at $4,075 that were expensed.

Consulting Services

During the period September 17, 2019 (inception) through December 30, 2019 , the Company paid its officers $26,075 in consulting fees that were expensed and these services are performed on a month-month basis.

Note 8 – Subsequent Events

Effective December 31, 2019, the Company entered into a Merger Agreement with Bio Lab Naturals Inc. (“BLAB”) whereby the Company’s shareholders received 5,500,000 shares of BLAB’s common stock valued at $1,650,000. As a result, all of the Company’s assets and liabilities were transferred to a wholly owned subsidiary of BLAB and the Company ceased to exist.

F-47

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC

FINANCIAL STATEMENT

OCTOBER 11, 2019

(Audited)

F-48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Prime Time Mobile Video Event Screens, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Prime Time Mobile Video Event Screens, LLC (the "Company") as of October 11, 2019, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 11, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

September 21, 2020

F-49

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC
BALANCE SHEET
OCTOBER 11, 2019

Assets
Current assets
Cash	$3,553
Accounts receivable, net	13,000
Total current assets	16,553

Total Assets	$16,553

Liabilities and Members' Equity
Current liabilities
Accounts payable	$800
Notes payable	10,000
Total current liabilities	10,800

Total liabilities	10,800

Members' Equity
Equity	5,753

Total Liabilities and Members' Equity	$16,553

The accompanying notes are an integral part of these financial statements.

F-50

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC
STATEMENT OF OPERATIONS
PERIOD JANUARY 1, 2019 THROUGH OCTOBER 11, 2019

Sales	$94,062

Cost of sales
Cost of sales - other	67,669
Depreciation	1,573
Total cost of sales	69,242

Gross profit	24,820

Operating expenses
Guaranteed payments	37,460
General and administrative expenses - other	23,292
Total operating expenses	60,752

Loss from operations	(35,932)

Other income (expense)
Gain on disposition of assets	212,149
Gain on forgiveness of debt	15,000
Interest expense	(2,207)
Total other income	224,942

Net income	$189,010

The accompanying notes are an integral part of these financial statements.

F-51

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC
STATEMENT OF CHANGES IN MEMBERS' CAPITAL

Balance December 31, 2018	$(12,422)
Contributions	32,000
Distributions	(202,835)
Net loss for the year	189,010
Balance October 11, 2019	$5,753

The accompanying notes are an integral part of these financial statements.

F-52

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC
STATEMENT OF CASH FLOWS
PERIOD JANUARY 1, 2019 THROUGH OCTOBER 11, 2019

OPERATING ACTIVITIES
Net income	$189,010
Adjustment to reconcile net income to net cash flows used
in operating activities
Depreciation	1,573
Gain on disposition of assets	(212,149)
Gain on forgiveness of debt	(15,000)
Changes in:
Accounts receivable, trade	—
Accounts payable and accrued liabilities	(490)
Net cash (used in) operating activities	(37,056)

INVESTING ACTIVITIES
Net cash (used in) investing activities	—

FINANCING ACTIVITIES
Proceeds from debt obligations	44,000
Repayment of debt	(27,039)
Contributions from partner	32,000
Distributions to partner	(9,850)
Net cash provided by financing activities	39,111

Net increase (decrease) in cash	2,055
Cash at beginning of period	1,498
Cash at end of period	$3,553

Supplemental Schedule of Cash Flow Information:
Interest paid	$1,207

Supplemental Schedule of Non Cash Flow Information
Disposition of assets for property	$192,985
Disposition of assets for debt assumed	$26,000

The accompanying notes are an integral part of these financial statements.

F-53

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC

Notes to Financial Statements

October 11, 2019

NOTE 1 – ORGANIZATION AND HISTORY

Prime Time Mobile Video Event Screens, LLC, a Colorado limited liability company (the “Company”) was formed on September 4, 2010. The Company specializes in providing clients with the largest, highest resolution Mobile LED screen for entertainment, corporate, civic and sporting events (the “Business”).

On October 11, 2019, the Company sold its Business, including equipment to Prime Time Live, Inc. See Note 4 – Disposition of Assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include estimated useful lives and potential impairment of equipment.

Income Taxes

Income taxes have not been provided as each member is individually liable for the taxes, if any, on its share of the Company’s income and expenses.

Concentration of Credit Risk

No single customer amounts to greater than 20% of sales. For the period January 1 2019 through October 11, 2019 approximately 40% of the company’s revenue was generated in the form of rentals provided to sporting events.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the statements of operations. Management calculates this allowance based on its history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the Company’s relationships with, and the economic status of, its customers. At October 11, 2019, there is no allowance for uncollectible accounts.

F-54

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC

Notes to Financial Statements

October 11, 2019

Equipment

Equipment is recorded at cost and consisted of video equipment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation of video equipment is provided over its useful life of seven years using the straight-line method for financial statement purposes. At October 11, 2019, the Company had $0 of capitalized costs and for the period January 1, 2019 through October 11, 2019 there is depreciation expense of $1,573. See Note 4 – Disposition of Assets.

Revenue recognition

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014 - 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The Company’s adoption of ASU 2014 - 09 did not have a material impact on the amount and timing of revenue recognized in its financial statements.

Under ASU 2014 - 09, the Company recognizes revenue when control of the promised services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company derives its revenues from the rendering of entertainment rental services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its contracts:

Identify the contract with a customer;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

NOTE 3 – GOING CONCERN AND MANAGEMENTS’ PLAN

The Company’s financial statements for the period January 1, 2019 through October 11, 2019 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company reported a net loss from operations of $35,932 for the such period.

The Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern within one year after the date of the issuance of these financial statements. The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. However, management believes that actions presently being taken to raise additional capital as more fully disclosed in Note 4 – Disposition of Assets – provides the opportunity for the Company to continually continue as a going concern.

NOTE 4 – DISPOSITION OF ASSETS

On October 11, 2019, the Company sold its Business, comprised of equipment and goodwill with a carrying amount of $6,836 to Prime Time Live, Inc. (PTL) in exchange for 350,000 shares of PTL’s common stock valued at $192,985 plus assumption of the Company’s debt in the amount of $26,000 or a total of $218,985 and recognized a gain on disposition of assets in the amount of $212,149.

F-55

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC

Notes to Financial Statements

October 11, 2019

NOTE 5 – DEBT

During the years ended December 31, 2018 and 2017, the Company borrowed $15,000 from an entity in exchange for unsecured promissory notes at an interest rate of twenty percent (20%) per annum with accrued and unpaid interest and principal due on or before September 30, 2018. In addition, the Company agreed to pay the holder of promissory notes ten percent (10%) of all advertising dollars of a certain sporting event as well as grant the holder a first right of refusal to fund all future Company events. All promissory notes maturity dates were extended to September 30, 2019.

In addition, during the period January 1, 2019 through October 11, 2019, the Company borrowed $10,000 from an individual in exchange for an unsecured promissory note at an interest rate of eighteen percent (18%) per annum with accrued and unpaid interest and principal due on or before September 30, 2019. As part of the Company selling its assets to PTL on October 11, 2019, this debt in the amount of $25,000 plus accrued and unpaid interest in the amount of $1,000 was assumed by PTL.

During the period January 1, 2019 through October 11, 2019, the Company borrowed $9,000 from entities and repaid in full these loans plus interest in the amount of $600.

During the period January 1, 2019 through October 11, 2019, the Company borrowed $15,000 from an individual and on October 9, 2019 the debt was forgiven by the note holder. As a result, the Company recognized a gain on the forgiveness of debt in the amount of $15,000.

On September 9, 2014, the Company issued a secure promissory note in the amount of $100,734 as part of the refinancing of previous debt at an interest rate of eight percent (8%) per annum payable over sixty (60) monthly payments of $2,072. The promissory note is collateralized by the Company’s equipment with accrued and unpaid interest and principal due the earlier of September 9, 2019 or the sale of the Company’s equipment. At October 11, 2019, the debt was paid in full and during the period January 1, 2019 through October 11, 2019, the Company paid interest in the amount of $607.

NOTE 6 – MEMBERS’ CAPITAL

During the period January 1, 2019 through October 11, 2019, the Company’s member contributed cash in the amount of $32,000 and during the same period, the Company distributed cash of $9,850 plus 350,000 shares of PTL’s common stock valued at $192,985 to the member. See Note 4 – Disposition of Assets.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no long-term commitments or contingencies.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated events and transactions after the balance sheet date and before the issuance of its financial statements and no subsequent events need to be disclosed.

F-56

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2018

(Audited)

F-57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Prime Time Mobile Video Event Screens, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Prime Time Mobile Video Event Screens, LLC (the "Company") as of December 31, 2018, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

September 21, 2020

F-58

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC
BALANCE SHEET
DECEMBER 31, 2018

Assets
Current assets
Cash	$1,498
Accounts receivable, net	13,000
Prepaid expense	—
Total current assets	14,498

Equipment
Video screen equipment	618,877
Computers, furniture and equipment	15,484
Total equipment	634,361
Less accumulated depreciation	625,952
Net equipment	8,409

Total Assets	$22,907

Liabilities and Members' Equity
Current liabilities
Accounts payable and accrued liabilities	$2,290
Notes payable	33,039
Total current liabilities	35,329
Long term liabilities
Note payable	—
Total liabilities	35,329

Members' Equity
Members' capital - (deficit)	(12,422)

Total Liabilities and Equity	$22,907

The accompanying notes are an integral part of these financial statements.

F-59

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018

Sales	$195,276

Cost of sales
Cost of sales - other	94,423
Depreciation	43,131
Total cost of sales	137,554

Gross profit	57,722

Operating expenses
Guaranteed payments	53,050
General and administrative expenses - other	42,675
Total operating expenses	95,725

Loss from operations	(38,003)

Other expenses
Interest expense	6,427

Net loss	$(44,430)

The accompanying notes are an integral part of these financial statements.

F-60

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC
STATEMENT OF CHANGES IN MEMBERS' CAPITAL

Balance December 31, 2017	$20,842
Contributions	11,166
Net loss for the year	(44,430)
Balance December 31, 2018	$(12,422)

The accompanying notes are an integral part of these financial statements.

F-61

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC
STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2018

OPERATING ACTIVITIES
Net loss	$(44,430)
Adjustment to reconcile net loss to net cash flows used
in operating activities
Depreciation	43,131
Changes in:
Accounts receivable, trade	1,000
Prepaid expense	429
Accounts payable and accrued liabilities	(3,117)
Net cash provided by (used in) operating activities	(2,987)

INVESTING ACTIVITIES
Acquisition of equipment	(3,046)
Net cash (used in) investing activities	(3,046)

FINANCING ACTIVITIES
Proceeds from notes payable	5,000
Repayment of debt	(22,435)
Contributions from partner	11,166
Net cash (used in) financing activities	(6,269)

Net increase (decrease) in cash	(12,302)
Cash at beginning of period	13,800
Cash at end of period	$1,498

Supplemental Schedule of Cash Flow Information:
Interest paid	$6,427

The accompanying notes are an integral part of these financial statements.

F-62

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC

Notes to Financial Statements

December 31, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Prime Time Mobile Video Event Screens, LLC, a Colorado limited liability company (the “Company”) was formed on September 4, 2010. The Company specializes in providing clients with the largest, highest resolution Mobile LED screen for entertainment, corporate, civic and sporting events.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include estimated useful lives and potential impairment of equipment.

Income Taxes

Income taxes have not been provided as each member is individually liable for the taxes, if any, on its share of the Company’s income and expenses.

Concentration of Credit Risk

No single customer amounts to greater than 10% of sales. For the year ended December 31, 2018, approximately 70% of the company’s revenue was generated in the form of rentals provided to sporting events.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the statements of operations. Management calculates this allowance based on its history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the Company’s relationships with, and the economic status of, its customers. At December 31, 2018 , there is no allowance for uncollectible accounts.

Equipment

Equipment is recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets ranging between five to seven years using the straight-line method for financial statement purposes. The Company uses accelerated methods of depreciation for income tax purposes, where appropriate. At December 31, 2018, there were capitalized costs of $634,361 and for the year ended December 31, 2018, there is depreciation expense of $43,131.

F-63

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC

Notes to Financial Statements

December 31, 2018

Revenue recognition

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014 - 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The Company’s adoption of ASU 2014 - 09 did not have a material impact on the amount and timing of revenue recognized in its financial statements.

Under ASU 2014 - 09, the Company recognizes revenue when control of the promised services is transferred to clients , in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company derives its revenues from the rendering of entertainment rental services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its contracts:

Identify the contract with a client ;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

NOTE 3 – GOING CONCERN AND MANAGEMENTS’ PLAN

The Company’s financial statements for the year ended December 31, 2018 has been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company reported a net loss of $44,430 for the year end and a members’ deficit of $12,422 at December 31, 2018.

The Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern within one year after the date of the issuance of these financial statements. The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. However, management believes that actions presently being taken to raise additional capital as more fully disclosed in Note 8 – Subsequent Events – provides the opportunity for the Company to continually continue as a going concern.

NOTE 4  – RELATED PARTY TRANSACTION

On September 1, 2011, a member of the Company provided a line of credit with a maximum limit of $700,000 and the Company issued an unsecured promissory note at an interest rate of 4.26% per annum. In December of 2016, the holder of the promissory note agreed to the balance of the loan in the amount of $690,874 becoming contributed capital to the Company. See Note 6 – Members’ Capital

NOTE 5 – NOTES PAYABLE

During the year December 31, 2018, the Company borrowed $10,000 from an entity in exchange for unsecured promissory notes at an interest rate of twenty percent (20%) per annum with accrued and unpaid interest and principal due on or before September 30, 2018. In addition, the Company agrees to pay the holder of promissory notes ten percent (10%) of all advertising dollars of a certain sporting event as well as grant the holder a first right of refusal to fund all future Company events. With similar provisions, during the year December 31, 2017, the Company borrowed $10,000 in exchange for promissory notes with the accrued and unpaid interest and principal due on or before September 30, 2017. All promissory notes maturity dates were extended to September 30, 2019. During the year December 31, 2018, the Company repaid $5,000 on the debt plus interest in the amount of $4,000. At December 31 2018, the Company owes $15,000 on the debt.

F-64

PRIME TIME MOBILE VIDEO EVENT SCREENS, LLC

Notes to Financial Statements

December 31, 2018

On September 9, 2014, the Company issued a secure promissory note in the amount of $100,734 as part of the refinancing of previous debt at an interest rate of eight percent (8%) per annum payable over sixty (60) monthly payments of $2,072. The promissory note is collateralized by the Company’s equipment with accrued and unpaid interest and principal due the earlier of September 9, 2019 or the sale of the Company’s equipment.

NOTE 6 – MEMBERS’ CAPITAL

At December 31, 2016 the members’ capital was a deficit of $603,552. On January 1, 2017, a member of the Company agreed to recharacterize their loan due from the Company in the amount of $690,874 as contributed capital. During the year ended December 31, 2018, a member of the Company contributed cash of $11,166.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no long-term commitments or contingencies.

NOTE 8 – SUBSEQUENT EVENTS

On October 11, 2019, the Company sold its business, including equipment to Prime Time Live, Inc. (“PTL”) in exchange for 350,000 shares of PTL’s common stock.

F-65

BIO LAB NATURALS, INC. PRO FORMA COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2019

(UNAUDITED)

F-66

The summary unaudited pro forma combined balance sheet as of December 31, 2019 represents the effect of the acquisition of Prime Time Live, Inc. as if the transaction occurred on December 31, 2019 and the statement of operations were effective as of the beginning of the latest fiscal year, July 1, 2019. The acquisition of Prime Time Live, Inc. was effective as of December 31, 2019 and, therefore, the effect of the acquisition is included in the historical financial statements of Bio Lab Naturals, Inc. as of December 31, 2019.

The summary unaudited pro forma statement of operations for the period July 1, 2019 (Inception) through December 31, 2019 reflects the acquisition of Prime Time Live, Inc. as if the transaction occurred on July 1, 2019, the beginning of the latest fiscal year, including the issuance and cancellation of Bio Lab Naturals Inc.'s common shares as well as the historical operations of Prime Time Live, Inc. for the period September 17, 2019 through December 30, 2019 and Prime Time Mobile Event Screens, LLC for the period July 1, 2019 through October 11, 2019 [the date Prime Time Mobile Video Event Screens, LLC ceased business]. NOTE 1

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented.

Unaudited Pro forma Combined Balance Sheet as of December 31, 2019

	Historical
	Bio Lab Naturals Inc	Pro forma Adjustments	Notes	Pro forma Combined

ASSETS
Current assets
Cash	$69,527	$—		$69,527
Accounts receivable, net	13,000	—		13,000
Total current assets	82,527	—		82,527

Equipment
Equipment, net	160,536	—		160,536

Total assets	$243,063	$—		$243,063

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$22,170	$—		22,170
Total liabilities	22,170	—		22,170

Stockholders' equity:
Preferred shares, par value of $0.0001	50	—		50
Common shares, par value of $0.0001	848	—		848
Additional paid-in capital	35,388,065	39,483	1	35,427,548
Accumulated deficit	(35,168,070)	(39,483)	1	(35,207,553)
Total Stockholders' equity	220,893	—		220,893

Total liabilities and stockholders' equity	$243,063	$—		$243,063

F-67

Unaudited Pro forma Combined Statement of Operations for the period July 1, 2019 (Inception) through December 31, 2019

	Historical
	Bio Lab Naturals Inc.	Prime Time Live, Inc.	Prime Time Mobile Video Event Screens, LLC	Pro forma Adjustments	Notes	Pro forma Combined

Revenue
Sales	$—	$45,500	$65,050	$—		$110,550
Total revenue	—	45,500	65,050	—		110,550

Cost of sales
Cost of sales - other	—	13,770	52,901	—		66,671
Depreciation	—	8,449	1,573	—		10,022
Total cost of sales	—	22,219	54,474	—		76,693

Gross profit	—	23,281	10,576	—		33,857

Operating expenses
Consulting fees, related party	420,000	26,075	15,375	—		461,450
General and administrative expenses - other	25,000	25,873	3,735	—		54,608
Asset impairment	1,429,107	—	—	—		1,429,107
Total operating expenses	1,874,107	51,948	19,110	—		1,945,165

Loss from operations	(1,874,107)	(28,667)	(8,534)	—		(1,911,308)

Other expenses
Loss on extinguishment of debt	34,103	—	—	—		34,103
Interest expense	897	—	2,282	—		3,179
Total other expense	35,000	—	2,282	—		37,282

Net loss before income taxes	(1,909,107)	(28,667)	(10,816)	—		(1,948,590)

Income taxes	—	—	—	—		—

Net loss	$(1,909,107)	$(28,667)	$(10,816)	$—	1	$(1,948,590)

Net (Loss) per Common Share
Basic and Diluted	$(0.21)	*	N/A	N/A		$(0.24)

Weighted Average Number of Shares Outstanding
Basic and Diluted	9,240,816	4,752,243	N/A	(5,801,424)	1	8,191,635

F-68

f. SELECTED FINANCIAL INFORMATION

Not applicable.

g. SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

h. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our unaudited and audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

Our plan of operations for the next 12 months is as follows:

As reported elsewhere in this registration statement and the herein financial statements, the event services business acquired from Prime Time Live, Inc. and its predecessor, Prime Time Mobile Video Event Services LLC realized historical revenues and operations for the years ended December 31, 2019, 2018 and 2017. The Company has been continuing this business but experienced during the six months ended June 30, 2020 no revenues, as a result of the COVID-19 impact as well as no events during the winter months. However, management has now been able to reconnect with event services business relationships as a result of the impact from COVID-19 lessening and the normal demand for the event services business. Therefore, the Company now expects, without any new or additional steps, revenues to be generated during the third quarter of 2020, forward and to reach operational status by the end of 2020.

3rd Quarter 2020	Marketing and Operations	$57,948

4th Quarter 2020	Marketing and Operations	$50,041

1st Quarter 2021	Marketing and Operations	$18,559

2nd Quarter 2021	Marketing and Operations	$70,290

Results of HISTORICAL Operations

For the Three Months Ended June 30, 2020 Compared to the Three Months Ended June 30, 2020

During the three months ended June 30, 2020 and 2019 we recognized total revenues of $0. This Company expects to generate revenues in the third quarter of 2020 as reflected in the above budget for the next 12 months.

Gross profit loss for the three months ended June 30, 2020 was $(48,345) compared to $0 for the prior period. The decrease of $48,345 pertained primarily to increase in cost of sales of $48,345.

During the three months ended June 30, 2020, we recognized $34,981 in operating expenses compared to $0 for the prior period. The change results primarily from $34,981 increase in consulting fees, professional fees and general and administrative expenses for the current period.

For the Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2020

During the six months ended June 30, 2020 and 2019 we recognized total revenues of $0. This Company expects to generate revenues in the third quarter of 2020 as reflected in the above budget for the next 12 months.

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Gross profit loss for the six months ended June 30, 2020 was $(27,956) compared to $0 for the prior period. The decrease of $27,956 pertained primarily to increase in cost of sales of $27,956.

During the six months ended June 30, 2020, we recognized $123,394 in operating expenses compared to $0 for the prior period. The change results primarily from $123,394 increase in consulting fees, professional fees and general and administrative expenses for the current period.

For the Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

During the three months ended March 31, 2020 and 2019, we recognized total revenues of $0. This low or no revenues is expected to continue until the Company has sufficient access to capital or loans to properly execute marketing activities.

Gross profit loss for the three months ended March 31, 2020 was $(14,843) compared to $0 for the prior period. The decrease of $14,843 pertained primarily to increase in cost of sales of $14,843.

During the three months ended March 31, 2020, we recognized $88,412 in operating expenses compared to $0 for the prior period. The change results primarily from $88,412 increase in consulting fees, professional fees and general and administrative expenses for the current period.

During the three months ended March 31, 2020, we recognized a net loss of $(103,255) compared to $0 for the prior period. The increase in the net loss of $103,255 was a result of an increase in cost of sales and operating expenses of $103,255 during the current period.

For the Period July 1, 2019 (Inception) through December 31, 2019 (The Company has no operations prior to July 1, 2019).

During the period July 1, 2019 (Inception) through December 31, 2019, we recognized total revenues of $0. We acquired an operating at December 31, 2019 and therefore had yet to realize any revenues.

During the period July 1, 2019 (Inception) through December 31, 2019, we recognized $1,874,107 in operating expenses comprised of $420,000 in consulting fees to an officer and an affiliate of the Company, $25,000 in other general and administrative expenses and $1,429,107 in asset impairment related to the write off of goodwill.

During the period July 1, 2019 (Inception) through December 31, 2019, we recognized $35,000 in other expenses comprised of $34,103 in the loss on the extinguishment of debt that was converted into shares of common stock and interest expense of $897.

During the period July 1, 2019 (Inception) through December 31, 2019, we recognized a net loss of $(1,909,017).

RESULTS OF COMBINED OPERATIONS

The following Management, Discussion and Analysis is presented for purposes of more meaningful comparison of operations and is based upon the unaudited historical operations of the Company for the three months ended March 31, 2020 and for the three and six months ended June 30, 2020 as compared to the unaudited combined historical operations of Prime Time Live, Inc. and Prime Time Mobile Video Event Screens, LLC (predecessors of the Company’s business operations ) for the three months ended March 31, 2019 and for the three and six months ended June 30, 2019 and the years ended December 31, 2019 and 2018.

For the Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

During the three months ended March 31, 2020 and 2019 we recognized total revenues of $0 and $8,000, respectively. The decrease in revenues of $8,000 was due to the COVID-19 pandemic and the lower event activity during the 2020 winter months.

Gross profit loss for the three months ended March 31, 2020 was $(14,843) compared to $(1,959) for the prior period. The increase of $12,884 was due to an increase in cost of sales of $4,884 and the decrease in revenues of $8,000.

During the three months ended March 31, 2020, we recognized $88,412 in operating expenses compared to $20,529 for the prior period. The increase of $67,883 was due to an increase in consulting and professional fees as a result of the Company’s audits and the use of consultants by the Company.

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For the Three Months Ended June 30, 2020 Compared to the Three Months Ended June 30, 2019

During the three months ended June 30, 2020 and 2019 we recognized total revenues of $0 and $16,250, respectively. The decrease in revenues of $16,250 was due to the COVID-19 pandemic.

Gross profit loss for the three months ended June 30, 2020 was $(13,113) compared to gross profit of $5,746 for the prior period. The decrease in gross profit of $18,859 was due to an increase in cost of sales of $2,609 and the decrease in revenues of $16,250 as a result of the COVID- 19 pandemic.

During the three months ended June 30, 2020, we recognized $34,981 in operating expenses compared to $12,278 for the prior period. The increase of $22,703 was due to an increase in consulting and professional fees of $18,037 as a result of the Company’s audits and filings with the OTC Markets and an increase in general & administrative expense of $4,666 as the result of new corporate office and accounting system.

For the Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

During the six months ended June 30, 2020 and 2019 we recognized total revenues of $0 and $24,250, respectively. The decrease in revenues of $24,250 was due to the COVID-19 pandemic and the lower event activity during the 2020 winter months.

Gross profit loss for the six months ended June 30, 2020 was $(27,956) compared to gross profit of $3,787 for the prior period. The decrease in gross profit of $31,743 was due to an increase in cost of sales of $7,493, as a result of increase in depreciation of $11,886 and a decrease in cost of sales – other of $4,393, and the decrease in revenues of $24,250 as a result of the COVID- 19 pandemic and the lower event activity during the 2020 winter months.

During the six months ended June 30, 2020, we recognized $123,394 in operating expenses compared to $32,807 for the prior period. The increase of $90,587 was due to an increase in consulting and professional fees of $78,130 as a result of the Company’s audits, use of consultants and filings with the OTC Markets and an increase in general & administrative expense - other of $12,457 as a result of the establishment of new accounting system and a corporate office.

For the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

During the year ended December 31, 2019 and 2018 we recognized total revenues of $139,562 and $195,276, respectively. The decrease in revenues of $55,714 was due to a decrease of 8 events during the year 2019 as a result of the business being sold during the last quarter of 2019 and thus a lack of operations.

Gross profit for the year ended December 31, 2019 was $48,101 compared to gross profit of $57,722 for the year ended December 31, 2018. The decrease in gross profit of $9,621 was due to a decrease in cost of sales of $7,493 and a decrease in depreciation of $33,109 from the disposition of assets during the year 2019 and the decrease in revenues of $55,714 as a result of the lower event activity during the year 2019.

During the year ended December 31, 2019, we recognized $112,700 in operating expenses compared to $95,725 for the year ended December 31, 2018. The increase of $16,975 was due to an increase in consulting fees of $26,075 as a result of the use of consultants and a decrease in guaranteed payments to a partner of $15,590 and an increase in general & administrative expense - other of $6,490.

During the year ended December 31, 2019, we recognized other income, net of $224,942 compared to $(6,427) for the year ended December 31, 2018. This increase of $231,369 was due to a gain on the disposition of the business assets of $212,149 and a gain on the forgiveness of debt in the amount of $15,000 during the year 2019 along with a decrease in interest expense of $4,220 during the year 2019 as a result of lower debt.

LIQUIDITY AND CAPITAL RESOURCES

Operational activities used cash flows of $123,896 for the six months ended June 30, 2020 as compared to $0 for the six months ended June 30, 2019. Cash flows from financing activities for the six months ended June 30, 2020 were $280,305 that helped with working capital needs as compared to $0 for the prior period.

Operating activities used cash flows of $69,877 for the three months ended March 31, 2020 as compared to $0 for the three months ended March 31, 2019. Cash flows from financing activities for the three months ended March 31, 2020 were $10,930 that helped with working capital needs as compared to $0 for the prior period.

34

Operating activities used cash flows of $25,000 for the period from July 1, 2019 (Inception) through December 31, 2019. Cash flows from financing activities were $25,000 for the same period.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

We have approximately $165,000 in cash as of September 22 , 2020 and therefore, have sufficient resources to fund our business plan for the next 6 months.

CRITICAL ACCOUNTING POLICIES

We changed our year end from June 30th to December 31st and, therefore the consolidated financial statement represents a short year as of and for the period July 1, 2019 (Inception) through December 31, 2019.

Revenue Recognition

We follow the provisions of Accounting Standards Update (“ASU”) No. 2014 – 09, Revenue from Contracts with Customers (Topic 606), using the full retrospective transition method. The adoption of ASU 2014 – 09 did not have a material impact on the amount and timing of revenue recognized in our consolidated financial statements.

Under ASU 2014 – 09, we recognize revenues when control of the promised services is transferred to clients, in an amount that reflects the consideration we expect to be entitled to in exchange for those services.

We derive revenues from the rendering of entertainment rental services. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills our obligations under each of our contracts:

Identify the contract with a client;

Identify the performance obligations in the contract;

Determine the transaction price;

Allocate the transaction price to performance obligations in the contract; and

Recognize revenue as the performance obligation is satisfied.

Share-based Compensation

We are required to measure and recognize compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

We record compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services and recognize compensation expenses over the vesting period of such awards.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which amends ASC 718, Compensation – Stock Compensation. This ASU requires that most of the guidance related to stock compensation granted to employees be followed for non-employees, including the measurement date, valuation approach, and performance conditions. The expense is recognized in the same period as though cash were paid for the good or service. The effective date is the first quarter of fiscal year 2020, with early adoption permitted, including in interim periods. The ASU has been adopted using a modified-retrospective transition approach. The adoption is not considered to have a material effect on the consolidated financial statements.

Income Taxes

We use the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of our assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

35

Our deferred income taxes include certain future tax benefits. We record a valuation allowance against any portion of those deferred income tax assets when we believe, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

We have adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2019, there were no uncertain tax positions that required accrual.

Goodwill

In accordance with generally accepted accounting principles, goodwill cannot be amortized, however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is recorded. Management tests goodwill each year for impairment, or when facts or circumstances indicate impairment has occurred.

Impairment of Long-Lived Assets

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the ASC, we assess the recoverability of the carrying value of its long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Fair Value Measurements

We apply the authoritative guidance applicable to all financial assets and liabilities required to be measured and reported on a fair value basis, as well as to non-financial assets and liabilities measured at fair value on a non-recurring basis, including impairments of long-lived assets. The fair value of an asset or liability is the amount that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. We maximize the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in valuing the asset or liability based on market data obtained from sources independent of us. Unobservable input are inputs that reflect our assumption of what market participants would use in valuing the asset or liability based on the information available in the circumstances.

Financial and non-financial assets and liabilities are classified within the valuation hierarchy based upon the lowest level of input that is significant to the fair value measurement. Our policy is to recognize transfers in and out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. We have consistently applied the valuation techniques discussed below in all periods presented. The hierarchy is organized into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities; or

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs, quoted prices for identical or similar assets or liabilities in markets that are not active and model-derived valuations whose inputs or significant value drivers are observable; or

Level 3: Unobservable pricing inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

i. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

36

j. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

k. DIRECTORS and EXECUTIVE OFFICERS

The Company currently has no employees that it identifies as significant employees. The directors and executive officers are set forth in the chart below.

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Approximate hours per week (if part-time)/full-time
W. Edward Nichols	Chief Executive Officer and Director	78	Annual	10

Darrell Avey	Chief Financial Officer, Vice President and Director	64	Annual	10

Jeremy Ostler	Director	45	Annual	5

Calvin D. Smiley, Sr.	Director	67	Annual	2

Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders and hold office until their successors are duly elected and qualified under our bylaws.

The directors named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

W. Edward Nichols, Chief Executive Officer and Director since 2015

Mr. Nichols is an attorney located in Littleton, Colorado. He is authorized to practice in the States of Colorado and Kansas, United States Federal Courts, and the Supreme Court of the United States. Mr. Nichols is in house counsel and consultant for Columbine Valley Resources, Inc. (fka T-Rex Oil, Inc.) since September 1, 2014 to present. He also serves as a Director of ECO2 Source, Inc. (fka NexFuels, Inc.) from July 20, 2016 to present. Mr. Nichols served as a Director and Chairman of Audit Commission of Bakken Resources, Inc. from 2012 until March 2015. He is also Managing Director of Nichols & Company LLC, a management consulting firm since May 25, 2000. Prior to Nichols & Company, Mr. Nichols practiced with Nichols and Wolfe where he specialized in municipal bonds. After 16 years he sold his interest in the firm and moved to Denver. He was instrumental in structuring and providing approving legal opinions for several hundred million dollars of General Obligation Bonds, Tax Anticipation Notes and Revenue Bonds.

Mr. Nichols holds a Bachelor of Business Administration from Washburn University and a Juris Doctorate degree from Washburn University School of Law in Topeka, Kansas. Mr. Nichols is a member of the Board of Governors of the Law School and an Advisor to the Transaction Law Center at the University.

Darrell Avey, Chief Financial Officer, Vice President and Director since February 2020

Mr. Avey started his career in the Video Display Business in 1985. For the last 19 years, Mr. Avey has been involved in the building and rentals of video displays for special events around the United States. In that time, he has been involved in the manufacturing and sales of video displays to learning and participating in all aspects of a publicly owned company. He has been a Manager of Prime Time Mobile Video Event Screens from May 2010 through present. He is responsible for building the largest highest mobile video screen in the country as well as startup and daily operations of the mobile video screen rental company.

Jeremy Ostler, Director since February, 2020

Mr. Ostler has been an owner of several businesses in the Audio, Music and Production industry since 1996. He has managed installation and Live production crews on over 1000 installations and 1500 events.

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From 2016 until present, he has been Owner and Manager of Rezolution AV, an Audio Visual Production Company, where he handles large scale concerts, festivals, corporate conferences such as Utah Department of Transportation Annual Conference, Deer Valley Music Festival, Video for Mackenzie Exhibit Tradeshow Booths.

From 2005 to 2016, he was Owner and Manager of Trax AV, an Audio Visual Production Company, where he handled installations and all Live Productions across USA. Productions included Video for 2 NFL Super Bowl Events, Jeep King of the Mountain, Deer Valley Music Festival, Chive Tour, Park City & SLC Jazz Festivals. Telluride Blues Festival, PGA Champions Tournament, Nitro Circus, University of Idaho, Utah, Montana, and Washington commencements, Stadium of Fire and many more events. Installations included All Utah and some southern Idaho Kohls Department store audio systems, Canyons School District, Weber School District High School Auditorium upgrades.

Mr. Ostler is also a present Partner and Owner of Warehouse 22 overseeing all technology in a Visually stunning event center that uses Projection Mapping to add video and scenic elements to any type of event. He is also a current Partner in BD Catering Company which provides a broad range of Catering options for Events inside and outside the venue.

Mr. Ostler was an Apprentice with Jeffrey Ostler. He obtained a BS in Audio from BYU.

Calvin D. Smiley, Sr., Director since February, 2020

Mr. Smiley has more than 30 years in the broadcasting and cable television industries. He was appointed the Chief Executive Officer, President and a Director of the Nexhorizon, Inc. in October 2006. He previously had co-founded Sunrise Broadband Group, Inc. from 2004 through 2006. From 2001 to 2003, he was a telecommunications consultant and began work to develop the Sunrise business strategy. Mr. Smiley held various executive positions with TCOM Ventures Corporation headquartered in Englewood, Colorado. From 2000 to 2001 he served as a director, President and CEO of TCOM Ventures, with a business focus to use a digital wireless platform to provide broadband services to customers of acquired rural ISP’s and competitive local exchange carriers (“CLEC’s”). From 1998 to 1999, he co-founded and served as President of Communicast, Inc., a successful turn-key marketing and advertising sales company which developed revenues for rural cable television systems, wireless providers and independent television stations. Mr. Smiley attended Geneva College in Beaver Falls, Pennsylvania. He completed strategic management courses of study at the University of Pittsburgh.

CONFLICTS OF INTEREST – GENERAL

There can be no assurance that management will resolve all conflicts of interest in favor of the Company.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other entities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, officer-management anticipates it will devote only up to approximately 10 hours per week to the Company’s affairs.

None of our Officers and Directors has any interest in any competitive business to ours or any service provider to our Company. The other businesses in which our officers and directors now participate have no relation to our business, do not compete with our business and do not supply services, materials, or technology to our business. We see the primary conflict as one of necessary time devoted to the Company business and internal controls and procedures for accounting for our quarterly and annual reports under Section 13(a) of the Securities Exchange Act of 1934, which must be filed timely under the section and quarterly reviews and annual audits by our auditors which require adequate record keeping.

CONFLICTS OF INTEREST – CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our Company to disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to our Company to disclose to it any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another Company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

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Our Board of Directors has adopted a policy that the Company will not do business with any entity in which any officer or director serves as an officer or director or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so.

COMMITTEES OF THE BOARD OF DIRECTORS

We are managed under the direction of its board of directors.

EXECUTIVE COMMITTEE

We do not have an executive committee, at this time.

AUDIT COMMITTEE

We have formed a non-independent audit committee in May 2020 to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors. Ed Nichols, as Chairman, and Calvin D. Smiley, Sr. act as the initial members of the Audit Committee.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting control We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

ANNUAL MEETING

The annual meeting of stockholders is anticipated in the 4th Quarter of 2020 and will include the election of directors. The annual meeting will be held at our principal office or at such other place as permitted by the laws of the State of Delaware and on such date as may be fixed from time to time by resolution of our board of directors.

PREVIOUS “BLANK CHECK” OR “SHELL” COMPANY INVOLVEMENT

No members of our management have been involved in previous “blank-check” or “shell” companies, except Ed Nichols. He has been officer and director of the Company while it has been a “shell” since 2015.

INVOLVEMENT IN LEGAL PROCEEDINGS

No executive Officer or Director of our Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive Officer or Director of our Company is the subject of any pending legal proceedings.

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No Executive Officer or Director of our Company is involved in any bankruptcy petition by or against any business in which they are a general partner or executive officer at this time or within two years of any involvement as a general partner, executive officer, or Director of any business.

l. EXECUTIVE AND DIRECTORS COMPENSATION

COMPENSATION

The following table sets forth the compensation paid to officers and board members during the three months ended March 31, 2020 and the period July 1, 2019 (Inception) through December 31, 2019 and for the years ended June 30, 2019 and 2018. The table sets forth this information for Bio Lab Naturals, Inc. including salary, bonus, and certain other compensation to the Board members and named executive officers for the three months ended March 31, 2020 and for the period July 1, 2019 (Inception) through December 31, 2019 and for the years ended June 30, 2019 and 2018.

 SUMMARY EXECUTIVE COMPENSATION TABLE

Name & Position	Year		Salary ($)	Bonus ($)	Stock awards	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
W. Edward Nichols, CEO and President	2020	(1)	0	0	0	0	0	0	0	0
	2019	(2)	0	0	250,000	0	0	0	0	$150,000
	2019		0	0	0	0	0	0	0	0
	2018		0	0	0	0	0	0	0	0
Darrell Avey, CFO and Vice President (3) and (4)	2020	(1)	0	0	0	0	0	0	$15,000	$15,000
TOTAL			0	0	250,000	0	0	0	$15,000	$165,000

(1) Represents three months ended March 31, 2020.

(2) Represents period July 1, 2019 (Inception) through December 31, 2019.

(3) Engaged in February 2020.

(4) Represents $15,000 in consulting fees paid on a month to month basis at the rate of $5,000 per month.

OPTION/WARRANT GRANTS IN THE LAST FISCAL YEAR

On January 15, 2020, the Board of Directors and majority stockholders of Bio Lab Naturals, Inc. approved the 2020 Bio Lab Naturals, Inc. Stock Option and Award Incentive Plan (“the 2020 Plan.”) There are 2,000,000 shares of our common stock reserved under the 2020 Plan.

The number of options, exercise price and expiration date of these options are as follows:

Stock Option	Share	Expire
Granted	Price	Date
None

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by our appointed executive officers as of December 31, 2019 (the “Named Executive Officers”):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
W. Edward Nichols, CEO and Chairman	--	--	--	--	--	--	--	--	--

Darrell Avey, CFO and Vice President	--	--	--	--	--	--	--	--	--

DIRECTOR COMPENSATION

Director Independence

For a director to be considered “independent,” the Board must affirmatively determine that the director has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In each case, the Board considers all relevant facts and circumstances. We currently have no independent directors.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The following table sets forth certain information concerning compensation paid to our directors during the period July 1, 2019 (Inception) through December 31, 2019:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
W. Edward Nichols	—	—	—	—	—	—	—
Darrell Avey	—	—	—	—	—	—	—
Jeremy Ostler	—	—	—	—	—	—	—
Calvin D. Smiley, Sr.	—	—	—	—	—	—	—

The term of office for each Director is until March 1, 2022, or until their successor is duly elected or appointed. The term of office for each of our Officers is at the pleasure of the Board of Directors.

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The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm’s length.

At this time, our Director does not receive cash compensation for serving as a member of our Board of Directors.

Limitation on Liability and Indemnification

We are a Delaware corporation. The Delaware General Corporation Laws (DGCL) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Our articles of incorporation contain a provision eliminating the personal liability of directors to our Company’ or our stockholders for monetary damages to the fullest extent provided by the DGCL.

The DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

The DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by our bylaws, general or specific action of our board of directors or stockholders, or contract. Our articles of incorporation provide for indemnification of our directors, officers, employees, fiduciaries and agents to the full extent permitted by Delaware law.

Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our Company or who is or was serving at our request as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

Employment Agreements with Officers and Directors of Bio Lab Naturals, Inc.

We do not have employment/consultant agreements with our officers. We use month to month consulting.

m. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF SEPTEMBER 22 , 2020

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock by:

·	each person who is known by us to be the beneficial owner of five percent (5%) or more of our common stock;

·	our executive officers, and each director as identified in the “Management — Executive Compensation” section; and

·	all of our directors and executive officers as a group.
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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of our common stock that we believe was beneficially owned by each person or entity as of September 22 , 2020.

OFFICERS AND DIRECTORS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding before offering (2)	Percent of Class Outstanding after offering (3)
Common Stock	W. Edward Nichols, Chief Executive Officer and Director	200,000	1.86%	0%

Class A Preferred Convertible Stock		500,000 (4)	100.00%	100.00%

Common Stock	Darrell Avey, Chief Financial Officer, Vice President and Director	270,000	2.51%	0%

Class A Preferred Convertible Stock		0	0.00%	0%

Common Stock	Jeremy Ostler, Director	80,000.74%		0%

Class A Preferred Convertible Stock		0	0.00%	0%

Common Stock	Calvin D. Smiley, Sr., Director	50,000.46%		0%

Class A Preferred Convertible Stock		0	0.00%	0%

Common Stock	All Directors and Executive Officers as a Group (4 persons)	600,000	5.57%	0%

Class A Preferred Convertible Stock	All Directors and Executive Officers as a Group (1 person)	500,000	100.00%	100.00%

(1)	The address of each person listed above, unless otherwise indicated, is c/o Bio Lab Naturals, Inc., 7400 E. Crestline Circle, Suite #130, Greenwood Village, CO 80111 .
(2)	Based upon 10,753,504 common shares issued and outstanding on a fully diluted basis. (Does not include conversion of 500,000 shares held of Class A Preferred Convertible Stock).
(3)	Assumes maximum sale of all registered shares and 10,753,504 shares issued and outstanding after resales.
(4)	Helion Holdings, LLC (beneficially W. Edward Nichols) holds 250,000 shares of Class A Preferred Convertible Stock. Together with Mr. Nichols individual holdings of 250,000 shares of Class A Preferred Convertible Stock, he has beneficial ownership of 500,000 shares of Class A Preferred Convertible Stock (100%)

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GREATER THAN 5% STOCKHOLDERS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding before offering (2)	Percent of Class Outstanding after offering (3)
Common Stock	William Bossung	1,805,000	16.78%	0%

Common Stock	High Speed Aggregate, Inc. (4)	960,000	8.92%	0%

Common Stock	Timothy J. Brasel and Janet M. Brasel (6)	545,000	5.07%	0%

Common Stock	Susan A. Brasel (7)	1,450,000	13.48%	0%

Common Stock	M.A. Littman (8)	550,000	5.11%	1.4%

Class A Preferred Convertible Stock	W. Edward Nichols, CEO and Director	250,000	50.00%	50.00% (5)

Class A Preferred Convertible Stock	Helion Holdings, LLC (beneficially W. Edward Nichols, CEO and Director)	250,000	50.00%	50.00% (5)

(1)	The address of each person listed above, unless otherwise indicated, is c/o Bio Lab Naturals, Inc., 7400 E. Crestline Circle, Suite #130, Greenwood Village, CO 80111 .

(2)	Based upon 10,753,504 shares of common stock issued and outstanding on a fully diluted basis. (Does not include conversion of 500,000 shares held of Class A Preferred Convertible Stock).
(3)	Assumes maximum sale of all registered shares and 10,753,504 shares of common stock issued and outstanding after resales.
(4)	Jeffrey Ploen has indirect beneficial ownership of 800,000 common shares of High Speed Aggregate, Inc. Mr. Ploen also has direct beneficial ownership of 160,000 common shares.
(5)	Class A Preferred Convertible Stock together votes 60% of common stock at all votes of shareholders until conversion.
(6)	Timothy J. Brasel and Janet M. Brasel are married. They have indirect beneficial ownership of 205,000 common shares of Bleu Ridge Consultants, Inc., 50,000 common shares of La Mirage Trust and 100,000 common shares of the Charitable Remainder Trust of Susan Anne Brasel. Janet M. Brasel also has direct beneficial ownership of 190,000 common shares.
(7)	Susan A. Brasel has indirect beneficial ownership of 500,000 common shares of M.J. Brasel, LLC, 300,000 common shares of Causeway, LLC and 600,000 common shares of Brasel Family Holdings Trust.
(8)	Through his Atty Defined Benefit Plan.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that we believe have a reasonable likelihood of being “in the money” within the next sixty days.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

We adopted a Stock Option and Award Plan on January 15, 2020. We have authorized 2,000,000 shares of common stock to be available for the Plan. We have granted no options exercisable for shares of our common stock under the Plan.

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n. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the transactions discussed below, we have not entered into any transaction in past two years, nor are there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest:

W. Edward Nichols is our CEO and director and holds 500,000 Class A Preferred Shares. The Class A Preferred Shares are convertible to a total of 1,000,000 common shares and have super majority voting rights until an exchange listing may be achieved.

Darrell Avey and Jeremy Ostler, two of our officers and directors, were principals in Prime Time Live, Inc. (“PTL”) which entered into a merger agreement in which 5,500,000 shares of the Company’s common stock were distributed to PTL shareholders effective December 31, 2019. Mr. Avey received 250,000 common shares and Jeremy Ostler received 30,000 common shares in the exchange.

W. Edward Nichols (Officer and Director) received 250,000 Class A Preferred shares for services valued in the amount of $150,000. Helion Holdings, LLC (beneficially W. Edward Nichols) received 250,000 Class A Preferred shares for services valued in the amount of $150,000. Such shares together vote equivalent of 60% of common at all times and convert to common on a two for one basis.

Michael A. Littman received 400,000 common shares for services valued in the amount of $120,000 during the period July 1, 2019 (Inception) through December 31, 2019 (owned by his Atty Defined Benefit Plan).

Timothy J. Brasel and Janet M. Brasel, husband and wife, personally and through various entities received beneficially a total of 545,000 common shares of the Company as part of the PTL merger.

William Bossung personally received a totally of 1,725,000 common shares of the Company as part of the PTL merger.

Shares Issued for Asset Acquisition Agreement

Persons and/or Entities	Nature
Prime Time Live, Inc.	5,500,000 shares of common stock issued for founders and for services

Shares or Warrants Issued for Compensation or Services

Since January 1, 2018 through September 22 , 2020, we have issued shares of our common stock in exchange for services to the individuals and/or entities and the amounts set forth below:

Persons and/or Entities	Nature

M.A. Littman	400,000 shares of common stock for legal services

Helion Holdings, LLC (beneficially W. Edward Nichols)	250,000 shares of Class A Preferred stock for services

W. Edward Nichols	250,000 shares of Class A Preferred stock for services

Jeremy Ostler	50,000 shares of common stock for Director services

Calvin D. Smiley, Sr.	50,000 shares of common stock for Director services

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ITEM 11A. MATERIAL CHANGES

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon effectiveness of our S-1 Registration Statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and will file reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additionally, you can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

EXPERTS

The financial statements of the Company for the period from July 1, 2019 (Inception) through December 31, 2019 appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of BF Borgers CPA PC, an independent registered public accounting firm, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and upon the authority of BF Borgers CPA PC as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we have filed with it. The information incorporated by reference is an important part of this prospectus and is considered to be part of this prospectus. We incorporate by reference the documents listed as exhibits to the document in Item 16.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Delaware General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Delaware General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Florida Statutes may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Delaware General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

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According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Delaware General Corporation Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$25,000
Audit Fees	$50,000
Transfer Agent Fees	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$5,000
Printing Costs and Miscellaneous Expenses (estimated)	$18,000
Total	$100,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Delaware General Corporation Laws and the bylaws.

Under the Delaware General Corporation Laws, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Issuer Purchases of Equity Securities

We did not repurchase any shares of our common stock during the period January 1, 2018 through ended September 22 , 2020.

Shares Issued for Asset Acquisition Agreement

Persons and/or Entities	Nature	Date
Prime Time Live, Inc.	5,500,000 shares of common stock issued for founders and for services	December 2019

Shares or Warrants Issued for Compensation or Services

Since January 1, 2018 through September 22 , 2020, we have issued shares of our common stock in exchange for services to the individuals and/or entities and the amounts set forth below:

Persons and/or Entities	Nature	Date

M.A. Littman	400,000 shares of common stock for legal services	December 2019

Helion Holdings, LLC (beneficially W. Edward Nichols)	250,000 shares of Class A Preferred stock for services	December 2019

W. Edward Nichols	250,000 shares of Class A Preferred stock for services	December 2019

Jeremy Ostler	50,000 shares of common stock for Director services	April 2020

Calvin D. Smiley, Sr.	50,000 shares of common stock for Director services	April 2020

Shares Issued in Private Placement Offering

The sale of 2,095,999 common shares for cash during the months of April 2020 through June 2020 was based upon subscription agreements at $0.125 per share for a total of $262,000. The private placement was terminated as of the date of this prospectus.

Exemption From Registration Claimed

All of the above sales by us of our unregistered securities were made by us in reliance upon Rule 506 of Regulation D or Section 4(a)2 of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were known to us and our management, through pre-existing business relationships, or long-standing business associates or were shareholders of Prime Time Live, Inc. who received exchange shares for Prime Time Live, Inc. assets. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description

3(i).1	Certificate of Merger to Delaware -8.20.10	(1)

3(i).2	Certificate of Incorporation – Vyta Corp. – Delaware -6.3.2010	(1)

3(i).3	Certificate of Amendment of Certificate of Incorporation – Vyta Corp. - DE – 8.26.10	(1)

3(i).4	Certificate of Incorporation – Bio Lab Naturals, Inc. – DE – 8.26.10	(1)

3(i).5	Certificate of Incorporation – 10 Vyta, Inc. DE – 8.26.10	(1)

3(i).6	Certificate of Amendment of Certificate of Incorporation – Bio Lab Naturals, Inc. – DE – 10.1.10	(1)

3(i).7	Certificate of Amendment of Certificate of Incorporation – Name Change to Vyta Corp. – DE – 4.18.13	(1)

3(i).8	Certificate of Correction – Voiding Name Change – DE – 3.27.15	(1)

3(i).9	Certificate of Amendment of Certificate of Incorporation - Name change to Set Net Global, Inc. – DE – 4.1.15	(1)

3(i).10	Certificate of Amendment of Certificate of Incorporation - Name change back to Bio Lab Naturals, Inc. – DE – 7.16.19	(1)

3(i).11	Articles of Amendment - HPI Equipment Corp. Name Change to PTL Acquisition Sub, Inc. - 1.28.20	(1)

3(i).12	Certification of Amendment of Certificate of Incorporation (Article 4) – 2/3/20	(1)

3(i).13	Articles of Incorporation - PrimeTime Live	(1)

3(i).14	Statement of Correction – Prime Time Live	(1)

3(i).15	Articles of Amendment to Articles of Incorporation – Name Change Prime Time Live, Inc.	(1)

3(ii).16	Bylaws of Bio Lab Naturals, Inc.	(1)

3(ii).17	Bylaws of PTL Acquisition Sub, Inc.	(1)

4.1	2020 Stock Option and Award Plan	(1)

4.2	Series A Preferred Certification of Designation – Bio Lab Naturals, Inc. DE – 8.31.10	(1)

4.3	Class A Super Majority Convertible Preferred Shares Designation – Bio Lab Naturals, Inc. – DE – 2.5.20	(1)

4.4	Class B Convertible Preferred Shares Designation	(1)

4.5	Certificate of Designation of Series AA Preferred Stock – Bio Lab Naturals, Inc. – DE – 5.3.12	(1)

10.1	Agreement and Plan of Reorganization with Prime Time Live, Inc.	(1)

21.1	List of Subsidiaries	(1)
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23.1	Legal Opinion of Christen Lambert, Attorney at Law	Filed Herewith

23.2	Consent of Independent Certified Public Accountants	Filed Herewith

(1)	Incorporated by reference to the Exhibits to the Registrant’s Registration Statement on Form S-1 (File No. 333-239640) filed with the Securities and Exchange Commission on July 2, 2020.

ITEM 17. UNDERTAKINGS

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 22 , 2020.

BIO LAB NATURALS, INC.

/s/ W. Edward Nichols	September 22 , 2020
W. Edward Nichols
(Chief Executive Officer and Principal Executive Officer)

/s/Darrell Avey	September 22 , 2020
Darrell Avey
(Chief Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ W. Edward Nichols	September 22 , 2020
W. Edward Nichols, Director

/s/ Darrell Avey	September 22 , 2020
Darrell Avey, Director

/s/ Jeremy Ostler	September 22 , 2020
Jeremy Ostler, Director

/s/Calvin D. Smiley, Sr.
Calvin D. Smiley, Sr., Director	September 22 , 2020